UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant To § 240.14a-12

LIFECORE BIOMEDICAL, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF LIFECORE BIOMEDICAL, INC.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (including any postponement(s) or adjournment(s), the “Annual Meeting”) of Lifecore Biomedical, Inc., a Delaware corporation (the “Company”), will be held virtually via live webcast on August 15, 2024 at 10:30 a.m. (Central Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LFCR2023, where you will be able to listen to the meeting live and vote online for the proposals described below, in accordance with the voting instructions provided in the accompanying proxy statement for the Annual Meeting (the “Proxy Statement”).

The Proxy Statement and proxy card are first being mailed to shareholders on or about July 19, 2024.

ITEMS OF BUSINESS AND THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS

1	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to provide for the phased-in declassification of the Board of Directors (the “Board”) of the Company (the “Declassification Proposal”).	FOR
2
If the Declassification Proposal is approved, to elect four director nominees to serve for a term expiring at the 2025 annual meeting of stockholders (the “2025 Annual Meeting”) and until their successors are duly elected and qualified, with three such nominees to be elected by holders of the Company’s common stock, par value $0.001 per share (“Common Stock”), and holders of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), voting together as a single class, and one nominee to be elected solely by holders of the Series A Preferred Stock (the latter, the “Series A Preferred Director”).
FOR each nominee
If the Declassification Proposal is not approved, the Board will remain classified, and the directors elected by stockholders pursuant to this proposal will serve as Class 2 directors for a two-year term and until their successors are duly elected and qualified.
3	To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending May 26, 2024.	FOR
4	To approve a non-binding advisory proposal approving the compensation of the Company’s named executive officers.	FOR
5	To approve an amendment to the Company’s 2019 Stock Incentive Plan.	FOR
6	To approve a non-binding advisory proposal on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.	1 YEAR
7	To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock.	FOR

The foregoing items of business are more fully described in the Proxy Statement. In addition, we will transact any other business properly presented at the meeting, including any adjournment or postponement thereof, by or at the direction of our
Board.

Only stockholders of record of our Common Stock and our Series A Preferred Stock at the close of business on June 21, 2024 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. With respect to Proposal No. 2, stockholders owning our Common Stock are entitled to vote only for the non-Series A Preferred Director nominees, and stockholders owning our Series A Preferred Stock are entitled to vote for (1) the Series A Preferred Director nominee, voting as a single class, and (2) the non-Series A Preferred Director nominees, voting with the holders of Common Stock as if they were a single class. All stockholders are entitled to vote on the other six proposals.

All stockholders are cordially invited to attend the Annual Meeting via live webcast. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote your shares by telephone or via the Internet.

If you are a stockholder of record of both our Common Stock and our Series A Preferred Stock, you will receive TWO proxy cards, a proxy card for the Common Stock and a proxy card for the Series A Preferred Stock. If you are a holder of both our Series A Preferred Stock and our Common Stock and wish to vote your shares of Series A Preferred Stock and your shares of Common Stock, you will need to properly mark, sign, date, and return BOTH proxy cards or follow the voting instructions provided by your broker, bank, or other nominee, as applicable.

Important Notice Regarding the Availability of Proxy Materials. The Proxy Statement and the Company’s Annual Report to Stockholders are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote during the meeting, you must obtain a legal proxy from your broker, bank, or other nominee.

BY ORDER OF THE BOARD OF DIRECTORS /s/ John D. Morberg JOHN D. MORBERG Executive Vice President, Chief Financial Officer, and Secretary
Chaska, MN
July 19, 2024

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING AND SO DESIRE, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKER, BANK, OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

LIFECORE BIOMEDICAL, INC.

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

The Company is providing you with this proxy statement relating to its 2023 annual meeting of stockholders (the “Proxy Statement”). The Company expects to commence mailing of its proxy materials to stockholders on or about July 19, 2024. References to the “Company,” “Lifecore,” “we,” or “our” in this Proxy Statement refer to Lifecore Biomedical, Inc. and, as applicable, its consolidated subsidiaries. The Company’s website and the information contained or linked therein are not part of or incorporated by reference into this Proxy Statement, regardless of any reference to the website in the Proxy Statement.

2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 15, 2024
This Proxy Statement and proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the 2023 annual meeting of stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held virtually via live webcast on August 15, 2024 at 10:30 a.m. (Central Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LFCR2023, where you will be able to listen to the meeting live and vote online for the proposals described in this Proxy Statement. You will not be able to attend the Annual Meeting physically in person.

The Board has fixed the close of business on June 21, 2024 as the record date for the Annual Meeting (the “Record Date”). Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. The Proxy Statement and proxy card are first being mailed to shareholders on or about July 19, 2024.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING AND VOTING

1When and where is the 2023 Annual Meeting being held?

The Annual Meeting will be a virtual meeting conducted via live webcast on August 15, 2024 at 10:30 a.m. (Central Time). You can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/LFCR2023. We have structured our virtual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting.

2    How can I attend the 2023 Annual Meeting?

In order to attend the virtual Annual Meeting, you can visit www.virtualshareholdermeeting.com/LFCR2023, where you will be able to listen to the meeting live, submit questions, and vote online. You will need the 16-digit control number included on your proxy card or voting instruction form. Beneficial holders who do not have a 16-digit control number should follow the instructions provided on the voting instruction form provided by your broker, bank, or other nominee.

Electronic entry to the meeting will begin at 10:15 a.m. (Central Time), and the meeting will begin promptly at 10:30 a.m. (Central Time). If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/LFCR2023. If you cannot attend the meeting or if you are not a shareholder of record, you can still listen to the meeting, which will be available at www.lifecore.com.

Questions relevant to meeting matters will be answered during the meeting, subject to time constraints. If we receive substantially similar questions, we may group questions together and provide a single response to avoid repetition. Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. If you have any technical difficulties or any questions regarding the virtual meeting website, please call the support team at the number listed on the log-in screen.

3    Can I vote at the 2023 Annual Meeting?

Only stockholders of record of our common stock, par value $0.001 per share (“Common Stock”), and our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting via live webcast. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote your shares by telephone or via the Internet.

At the close of business on the Record Date, we had (i) 30,864,869 shares of Common Stock outstanding and entitled to vote, (ii) 42,461 shares of Series A Preferred Stock outstanding, (iii) 42,461 shares of Series A Preferred Stock entitled to vote on the Series A Preferred Director, and (iv) 42,393 shares of Series A Preferred Stock entitled to vote on the other director slots and proposals (which represents 6,056,284 shares of Common Stock that could be issued upon conversion of the shares of Series A Preferred Stock on the Record Date, subject to the Conversion Limits (as defined herein)).

Holders of our Common Stock are entitled to one vote for each share of Common Stock outstanding as of the Record Date. Each holder of Series A Preferred Stock is entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder’s shares of Series A Preferred Stock would be convertible on the Record Date. Holders of Series A Preferred Stock are entitled to vote with the holders of the shares of Common Stock on all matters submitted to a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, subject to the Conversion Limits (as defined below). Pursuant to the terms of the Series A Preferred Stock Certificate of Designations (the “Certificate of Designations”), the aggregate voting power of the Series A Preferred Stock cannot exceed 19.99% of the voting power of the Common Stock of the Company outstanding as of January 9, 2023 (the “Exchange Limit”). Additionally, subject to certain exceptions and waiver by each holder, the Company will not issue any shares of Common Stock to any respective holder of Series A Preferred Stock to the extent that such holder would be deemed to beneficially own in excess of 9.99% of the Common Stock (the “Beneficial Ownership Limit” and, together with the Exchange Limit, the “Conversion Limits”). As of the Record Date, the Exchange Limit had been met, and, as a result, the number of shares each Series A holder is considered to be entitled to vote will be reduced on a pro rata basis proportionate to each such holder’s holdings of Series A Preferred Stock, subject to the Beneficial Ownership Limit, where applicable.

Pursuant to the Certificate of Designations, the holders of the Series A Preferred Stock have the right to nominate two director nominees to the Board (each, a “Series A Preferred Director”). With respect to Proposal No. 2, stockholders owning our Common Stock are entitled to vote only for the non-Series A Preferred Director nominees, and stockholders owning our Series A Preferred Stock are entitled to vote for (1) the Series A Preferred Director nominee, voting as a single class, and (2) the non-Series A Preferred Director nominees, voting with the holders of Common Stock as if they were a single class. All stockholders are entitled to vote on the other six proposals.

We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in “street name” through a broker, bank, or other nominee.

If your shares are held in an account with a broker, bank, or other nominee, then you are the beneficial owner of the shares held in street name, but the organization that holds your shares is considered the stockholder of record for purposes of voting online during the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares online during the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares online during the Annual Meeting.

4    What is a quorum?

The holders of a majority of voting power of our shares of Common Stock and Series A Preferred Stock issued and outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are virtually present at the Annual Meeting or if you have properly submitted a proxy. Abstentions and broker non-votes will be included in the calculation of the number of shares present during the Annual Meeting to determine whether a quorum is present.

5    What is the effect of giving a proxy?

Proxies are solicited by and on behalf of the Board. John Morberg, our Chief Financial Officer and Secretary, has been designated as the proxy holder by our Board. When proxies are properly dated, signed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the Board as described in this Proxy Statement. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holder will use his own judgment to determine how to vote the shares. If the Annual Meeting is postponed, adjourned, or continued, the proxy holder can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions.

6    What is the difference between holding shares as a registered holder and holding shares as a beneficial holder?

Stockholder of Record – Shares Registered in Your Name. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote during the Annual Meeting or by telephone, by Internet, or by filling out and returning the proxy card.

If you are a registered holder and properly sign and return your proxy card, your shares will be voted as you direct. If you sign and return your proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of our Board: “FOR” the amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), declassifying the Board, “FOR” the election of all of the nominees, “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm, “FOR” the approval of the compensation of our named executive officers, “FOR” the amendment of the Company’s 2019 Stock Incentive Plan, “1 YEAR” for the frequency of advisory approval of the compensation of our named executive officers, and “FOR” the amendment to the Certificate of Incorporation increasing our number of authorized shares of Common Stock.

Beneficial Owner – Shares Registered in the Name of a Bank, Broker, or Other Nominee. If your shares are held in an account with a broker, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting online during the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares online during the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares online during the Annual Meeting.

7     What are the proposals to be voted on, how many votes are required to approve each proposal, and what is the effect of abstentions and broker non-votes?

At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement and summarized in the chart below. The holders of Series A Preferred Stock are being asked to vote on the Series A Preferred Director. The holders of both our Common Stock and Series A Preferred Stock are being asked to vote on the election of three additional directors. All of our stockholders are being asked to vote on the other proposals.

Proposal	Votes required to pass	Recommendation of the Board	Effect of abstentions and broker non-votes
PROPOSAL NO. 1 — Amendment to the Certificate of Incorporation to declassify the Board	This proposal must be approved by an affirmative vote of the holders of shares representing a majority in voting power of the outstanding stock entitled to vote thereon.	FOR	Shares not voted and shares present and not cast, whether by abstention, broker non-votes, or otherwise, will have the same effect as a vote “against” this proposal.
PROPOSAL NO. 2 — Election of directors
Pursuant to the Company’s Bylaws, as amended (the “Bylaws”), each of (i) the Series A Preferred Director, to be voted on solely by holders of Series A Preferred Stock, and (ii) the three other directors, to be voted on by all stockholders entitled to vote thereon, shall be determined by a majority of the votes cast affirmatively or negatively.
FOR each nominee: •Raymond Diradoorian, •Paul Josephs, and •Joshua E. Schechter, and •Jason Aryeh, as the Series A Preferred Director
A nominee must receive more votes cast “FOR” than votes cast “AGAINST” such nominee’s election (with abstentions not counted as a vote cast either for or against that nominee’s election and broker non-votes having no effect).

PROPOSAL NO. 3 — Ratification of our independent registered public accounting firm	This proposal must be approved by an affirmative vote of the holders of shares representing a majority of the voting power cast with respect to this proposal.	FOR	No effect.
PROPOSAL NO. 4 — Advisory approval of the compensation of our named executive officers	This advisory proposal will be approved if an affirmative vote of the holders of shares representing a majority of the voting power cast with respect to this proposal.	FOR	No effect.
PROPOSAL NO. 5 — Amendment to the 2019 Stock Incentive Plan	This proposal must be approved by an affirmative vote of the holders of shares representing a majority of the voting power cast with respect to this proposal.	FOR	No effect.
PROPOSAL NO. 6 — Advisory vote on the frequency of advisory approval of the compensation of our named executive officers
This advisory proposal provides a choice among three frequency periods for future advisory (non-binding) votes on the executive compensation of the Company’s named executive officers. You may vote “1 Year,” “2 Years,” “3 Years,” or “abstain” on this proposal. The frequency period that receives the most votes (every one, two, or three years) by voting power will be deemed to be the recommendation of the stockholders.
		1 YEAR	No effect.
PROPOSAL NO. 7 — Amendment to Certificate of Incorporation to increase the number of authorized shares of Common Stock	This proposal must be approved by an affirmative vote of the holders of shares representing a majority in voting power of the outstanding stock entitled to vote thereon.	FOR	Shares not voted and shares present and not cast, whether by abstention, broker non-votes, or otherwise, will have the same effect as a vote “against” of this proposal.

8     How do I vote?

If you are a stockholder of record, you may:

(1) vote via the virtual meeting website. Any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LFCR2023, where stockholders may vote and submit questions during the meeting. The Annual Meeting starts at 10:30 a.m. (Central Time) on August 15, 2024. Please have your 16-digit control number to join the Annual Meeting;

(2) vote via telephone or Internet. In order to do so, please follow the instructions shown on your proxy card; or

(3) vote by mail by completing, signing, and dating the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.

Votes submitted by telephone or Internet must be received by 11:59 pm (Eastern Time) on August 14, 2024. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote should you decide to attend the virtual Annual Meeting.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions in this Proxy Statement. You may also vote by mail or telephone by following the instructions in the voting instruction card provided to you by your broker, bank, or other nominee.

If you are a stockholder of record of both our Common Stock and our Series A Preferred Stock, you will receive TWO proxy cards, a proxy card for the Common Stock and a proxy card for the Series A Preferred Stock. If you are a holder of both our Series A Preferred Stock and our Common Stock and wish to vote your shares of Series A Preferred Stock and your shares of Common Stock, you will need to properly mark, sign, date, and return BOTH proxy cards or follow the voting instructions provided by your broker, bank, or other nominee, as applicable.

9    What is the Record Date?

The Board has fixed the close of business on June 21, 2024 as the Record Date for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. The Company expects to commence mailing of its proxy materials to shareholders on or about July 19, 2024.

10     How can I submit a proposal for the 2024 Annual Meeting?

Pursuant to the Certificate of Incorporation and the Bylaws, only such business (including the nominations of directors) shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before any such meeting (including any director nominees), in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. Pursuant to our Bylaws, to be timely, written notice must be received by our Secretary of the Company not less than 120 calendar days before the one-year anniversary of the date on which we first mailed the proxy statement from the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the prior year’s meeting, the notice must be so received no later than the close of business on the later of (i) 120 calendar days in advance of such annual meeting and (ii) 10 calendar days following the date on which public announcement of the date of the meeting is first made.

We currently anticipate that the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) will be less than 30 days from the one-year anniversary of the date on which we first mail this Proxy Statement to stockholders. As a result, to be timely, any written notice of business that a stockholder proposes to bring before the 2024 Annual Meeting must be received by the Secretary of the Company no later than the close of business on the later of (i) 120 calendar days in advance of the 2024 Annual Meeting and (ii) 10 calendar days following the date on which public announcement of the date of the meeting is first made. In addition, any notice to our Secretary must include as to each matter that the stockholder proposes to bring before the meeting, including any director nominees, such information required by the Bylaws.

While the Board will consider proper stockholder proposals that are properly brought before any annual meeting, the Company reserves the right to omit from the Company’s proxy statement for the 2024 Annual Meeting (the “2024 Annual Meeting Proxy Statement”) any stockholder proposals that the Company is not required to include under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Rule 14a-8 thereunder.

In addition to satisfying the requirements under our organizational documents, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Because we currently anticipate that the date of the 2024 Annual Meeting will have changed by more than 30 calendar days from this Annual Meeting, to be timely, such notice must be provided by the later of (i) 60 calendar days prior to the date of the 2024 Annual Meeting or (ii) 10 calendar days following the day on which public announcement of the date of the 2024 Annual Meeting is first made by the Company.

Notices to our Secretary should be sent to the following address: Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd. Chaska, MN 55318.

11     When are stockholder proposals due for the 2024 Annual Meeting of Stockholders?

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the 2024 Annual Meeting. Under Rule 14a-8, for a stockholder’s proposal to be considered timely for inclusion in our proxy statement and form of proxy relating to the 2024 Annual Meeting, generally we must receive such proposal by the close of business on the 120th day prior to the first anniversary of the date of this Proxy Statement. To be eligible for inclusion in the Company’s 2024 Annual Meeting Proxy Statement, a stockholder’s proposal must be received by the Company no later than March 21, 2025 and must otherwise comply with the Bylaws and Rule 14a-8 under the Exchange Act. However, if the date of the 2024 Annual Meeting is more than 30 days before the first anniversary of the Company’s 2023 Annual Meeting, we must receive such proposal within a reasonable time prior to the Company beginning to print and distribute proxy materials for such meeting.

12     What is the effect of votes withheld, abstentions, and broker non-votes?

Shares of Common Stock and Series A Preferred Stock represented by valid, unrevoked proxies will be voted at the Annual Meeting and, when the stockholder has given instructions, will be voted in accordance with those instructions. If no instructions on how to vote are given in a signed proxy, the shares will be voted in accordance with the recommendations of our Board: “FOR” each nominee in Proposal No. 2, for “1 YEAR” on Proposal No. 6, and “FOR” each other proposal and as the proxy holder deems advisable on other matters that may come before the meeting or any adjournment(s) thereof, as the case may be, with respect to the item not marked.

Applicable SEC and stock exchange regulations severely limit the matters your broker may vote on without having been instructed to do so by you. Generally, brokers, banks, and other nominees that hold stock of the Company in brokerage accounts for their clients may vote uninstructed shares only on certain matters (“discretionary matters”). If a broker indicates on the enclosed proxy or its substitute that it has not received voting instructions with respect to shares held in street name with such broker and either (i) does not have discretionary authority as to certain shares to vote on a particular matter or (ii) has discretionary voting authority but nevertheless refrained from voting on the matter (“broker non-votes”), those shares will be counted for purposes of determining the presence of a quorum but will generally not be considered as voting with respect to that matter; however, with respect to Proposals No. 1 and No. 7, broker non-votes will have the same effect as a vote “against” such proposal.

For information about the impact of abstentions on each of the proposals to be voted on at the Annual Meeting, see “—What are the proposals to be voted on, and how many votes are required to approve each proposal?”

13     What if I want to change my vote?

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

(1) delivering to our Secretary a written notice, bearing a later date than your proxy, stating that the proxy is revoked;

(2)    submitting a properly signed proxy card with a later date;

(3)    voting again by telephone or Internet prior to the close of voting; or

(4)    attending and voting at the online Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions. Any written notice of revocation should be delivered to Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd. Chaska, MN 55318.

14     Could other matters be decided at the meeting?

Our Bylaws require stockholders to notify us in advance if they intend to request a vote on any matter not described in the Proxy Statement. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the Annual Meeting. However, if any other business is properly presented at the meeting, your completed proxy gives authority to John Morberg to vote your shares on such matters at their discretion.

15     How are votes tabulated and who will count the votes?

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.

16     How can I find out the results of the voting at the 2023 Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of election and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

17     How are proxies solicited? Who is paying for this proxy solicitation?

The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and the reimbursement of brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock and Series A Preferred Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

18     What if I do not specify a choice when returning a proxy?

All valid proxies properly executed and received by us before the Annual Meeting will be voted as directed by stockholders. Registered stockholders who submit a validly executed proxy but do not specify how they want their shares voted will have their shares voted as follows:

•“FOR” the approval of the amendment to the Certificate of Incorporation to declassify the Board;

•“FOR” each of the director nominees;

•“FOR” the ratification of the appointment of BDO USA, P.C. as our independent auditor for fiscal year 2024;

•“FOR” the approval, on an advisory basis, of our named executive officers’ compensation;

•“FOR” the approval of the amendment to the 2019 Stock Incentive Plan;

•“1 YEAR,” on an advisory basis, for the frequency of future advisory votes on the compensation of our named executive officers; and

•“FOR” the approval of the amendment to the Certificate of Incorporation to increase our number of authorized shares of Common Stock.

19     Can I view these proxy materials electronically?

Yes. You may view our 2023 proxy materials at www.proxyvote.com.

20     What is householding?

Some companies, brokers, banks, and other nominees participate in a practice commonly known as “householding,” where a single copy of our Proxy Statement and Annual Report is sent to one address for the benefit of two or more stockholders sharing that address. Householding is permitted under rules adopted by the SEC as a means of satisfying the delivery requirements for proxy statements and annual reports, potentially resulting in extra convenience for stockholders and cost savings for companies. We will promptly deliver a separate copy of either document to you if you contact our Secretary at the address listed above or call us at (952) 368-4300. If you are receiving multiple copies of our Proxy Statement and Annual Report at your household and wish to receive only one, please notify your bank, broker, or other nominee or contact our Chief Financial Officer at Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd. Chaska, MN 55318.

21     How can I view or request copies of the Company’s corporate documents and SEC filings?

Stockholders may access financial and other information, including certain of our corporate governance documents and our filings with the SEC, on the investor section of our website at www.ir.lifecore.com. Copies of these documents and other information are also available free of charge by sending a request to Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Boulevard, Chaska, MN 55318 (telephone number: (952) 368-4300).

22     What happens if the 2023 Annual Meeting is adjourned?

If the meeting is adjourned, your proxy will remain valid and may be voted when the meeting is convened or reconvened. You may change or revoke your proxy, as discussed under “—What if I want to change my vote?”

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors Meetings and Committees

The Board held a total of 23 meetings during the fiscal year 2023, and each director attended at least 75% of all Board and applicable committee meetings. All members of the Board attended our 2022 annual meeting of stockholders.

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which operates under a written charter approved by the Board and which was reviewed and updated as appropriate in fiscal year 2023. The charter for each of the committees is available on the Company’s website, ir.lifecore.com. The Board of Directors also formed two transaction committees that were active in fiscal year 2023, both of which have been terminated.

All information provided below is as of the date of the Annual Meeting.

Audit Committee
Raymond Diradoorian Jeffrey L. Edwards (Chairperson) Katrina Houde
The Audit Committee consists of Mr. Edwards (Chairperson), Mr. Diradoorian, and Ms. Houde. In the determination of the Board, each of Mr. Edwards, Mr. Diradoorian, and Ms. Houde meets the independence requirements of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Global Select Stock Market (“Nasdaq”) applicable to members of the Audit Committee, including the heightened independence requirements for audit committee membership pursuant to SEC requirements, and each meets the financial literacy requirements of the SEC and Nasdaq applicable to members of the Audit Committee. The Board has also determined that each of Mr. Edwards, Mr. Diradoorian, and Ms. Houde is an “audit committee financial expert” within the meaning of applicable SEC rules.

The Audit Committee assists the Board in its oversight of Company affairs relating to the quality and integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s compliance with legal and regulatory requirements. The Audit Committee is responsible for appointing, compensating, retaining, and overseeing the Company’s independent registered public accounting firm, approving the services performed by the independent registered public accounting firm and reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Audit Committee is also responsible for administering our Related Party Transaction Policy, and reviewing and approving all such related party transactions. The Audit Committee held seven meetings during fiscal year 2023.

Compensation Committee
Craig Barbarosh* Raymond Diradoorian Nelson Obus Joshua E. Schechter (Chairperson) * Mr. Barbarosh will not stand for reelection at the Annual Meeting.
Effective as of the Annual Meeting date, the Compensation Committee will consist of Mr. Schechter (Chairperson), Mr. Obus, and Mr. Diradoorian. In the determination of the Board, each of Mr. Schechter, Mr. Diradoorian, and Mr. Obus meets the independence requirements of the SEC and Nasdaq applicable to members of the Compensation Committee.

The function of the Compensation Committee is to review and set the compensation of the Company’s CEO and certain of the Company’s most highly compensated officers, including salary, bonuses and other cash incentive awards, and other forms of compensation, and to administer the Company’s stock plans and approve stock equity awards. The Compensation Committee held three meetings during fiscal year 2023.

Nominating and Corporate Governance Committee
Jeffrey L. Edwards Katrina Houde (Chairperson) Nelson Obus
The Nominating and Corporate Governance Committee consists of Ms. Houde (Chairperson), Mr. Edwards and Mr. Obus, each of whom, in the determination of the Board of Directors, meets the current independence requirements of the SEC and Nasdaq applicable to members of the Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee are to recommend qualified candidates for appointment and election as executive officers and directors of the Company, oversee the Company’s corporate governance policies, and lead the annual self-evaluation of the Board of Directors. The Nominating and Corporate Governance Committee held one meeting during fiscal year 2023.

Director Independence

Pursuant to the Company’s Corporate Governance Guidelines, the Board undertook its annual review of director independence in June 2024. In determining the independence of each director, the Board considered all of the relevant relationships and transactions between each director (including each director’s family members) and the Company. As a result of this review, the Board affirmatively determined that all of the directors serving in fiscal year 2023 or nominated for election at the Annual Meeting are independent under the standards set forth in the Corporate Governance Guidelines and in accordance with the “independence” definition of the listing rules of Nasdaq (the “Nasdaq Listing Rules”), with the exception of Mr. Josephs. Mr. Josephs is not independent because he is employed by the Company, serving as our President and Chief Executive Officer. However, a majority of the Board is independent.

Director Selection Process

Working closely with the full Board, the Nominating and Corporate Governance Committee develops criteria for the director selection process and considers candidates for Board membership suggested by committee members, other Board members, management and stockholders.

The Nominating and Corporate Governance Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, as well as the standards and qualifications set out in the Company’s Corporate Governance Guidelines. In selecting candidates for the Board of Directors, the Nominating and Corporate Governance Committee strives for a variety of experiences and backgrounds that add depth and breadth to the overall character of the Board of Directors. The Nominating and Corporate Governance Committee evaluates potential candidates using standards and qualifications, such as the candidates’ business experience, independence, diversity, skills, and expertise to collectively establish a number of areas of core competency of the Board, including business judgment, management, and industry knowledge. Although the Nominating and Corporate Governance Committee does not have a formal policy on diversity, it believes that diversity is an important consideration in the composition of the Board of Directors, and it seeks to include Board members with diverse backgrounds and experiences. As required by Nasdaq rules, information regarding self-identified gender and demographic background statistics for the Board is set forth on Appendix A. Further criteria include the candidates’ integrity and values, their willingness to devote sufficient time to attending meetings, and their ability to participate effectively on the Board of Directors and its committees.

After completing this evaluation and interviewing the prospective nominee, the Nominating and Corporate Governance Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the director candidate after considering the Nominating and Corporate Governance Committee’s report.

In addition, pursuant to the Certificate of Designations, the holders of the Series A Preferred Stock currently have the right to nominate two director nominees to the Board. The current Series A Preferred Directors are Christopher Kiper and Nathaniel Calloway.

The Nominating and Corporate Governance Committee regularly assesses the composition of the Board and considers the extent to which the Board continues to reflect the criteria set forth above and in the Corporate Governance Guidelines, identifying any gaps in skills and experience to better inform the search process.

Board Refreshment

As disclosed in the Company’s Current Report on Form 8-K filed on July 1, 2024, pursuant to the Cooperation Agreement (as defined herein), the Board has approved, effective immediately following the Annual Meeting and based on the Nominating and Corporate Governance Committee’s recommendation, appointing current Board observers Humberto C. Antunes, Paul H. Johnson, and Matthew Korenberg to the Board as independent directors, with Mr. Korenberg’s and Mr. Antunes’ terms expiring at the 2024 Annual Meeting and Mr. Johnson’s term expiring at the 2025 annual meeting of stockholders (the “2025 Annual Meeting”), each until their successors are duly elected and qualified. The Board believes that each of Mr. Antunes, Mr. Johnson, and Mr. Korenberg will bring extensive industry and senior leadership experience to the Board. See “Proposal No. 2: Election of Directors—Board Refreshment” for additional information.

Corporate Governance Policies and Practices

The Company provides information about its corporate governance policies, including the Company’s Code of Business Conduct, Corporate Governance Guidelines, and charters for the Audit, Nominating and Corporate Governance, and Compensation Committees of the Board on the Corporate Governance page of its website, ir.lifecore.com.

The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of Nasdaq and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

(1)All members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee meet the applicable requirements for service on such committees of the SEC and Nasdaq.

(2)The independent members of the Board of Directors meet at each board meeting, and at least twice per year, in executive sessions without the presence of management or non-independent directors. The Board has designated Mr. Barbarosh as non-executive Chairperson of the Board, who, among other duties, is responsible for presiding over executive sessions of the independent directors and setting the agenda for each board meeting with the CEO and with input from the independent directors.

(3)The Company has an ethics hotline available to all employees, and the Audit Committee has procedures in place for the anonymous submission of employee complaints regarding accounting, internal controls, or auditing matters.

(4)The Company has adopted a Code of Business Conduct, which contains our Code of Ethics, which applies to all its directors, officers, and employees (including the Company's principal executive officer, principal financial officer, principal accounting officer, and all members of the Company's finance department). Any substantive amendments to the Code of Ethics or grant of any waiver, including any implicit waiver, from a provision of the Code of Ethics to the Company’s principal executive officer, principal financial officer or principal accounting officer, will be disclosed either on the Company’s website or in a Current Report on Form 8-K.

Leadership Structure of the Board of Directors

The Board believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the Chairperson of the Board and CEO in the way that it believes is in the best interests of the Company.

The Board also believes that the appointment of a non-executive Chairperson allows the CEO, who also possesses significant business and industry knowledge, to lead and speak on behalf of both the Company and the Board, while also providing for effective independent oversight by non-management directors through a non-executive Chairperson. The current Chairperson is Mr. Barbarosh, who will serve until the Annual Meeting. Effective as of the Annual Meeting, the Board of Directors has appointed Ms. Houde to serve as the Chairperson.

At each Board meeting, the non-executive Chairperson presides over an executive session of the non-management directors without the presence of management. The non-executive Chairperson may also call additional meetings of the non-management directors as he deems necessary.
The Board also adheres to sound corporate governance practices, as reflected in the Company’s corporate governance policies, which the Board of Directors believes has promoted, and continues to promote, the effective and independent exercise of leadership by the Board for the Company and its stockholders.

Code of Business Conduct

We have adopted a Code of Business Conduct, which contains our Code of Ethics for our directors, officers, employees, and certain affiliates in accordance with applicable federal securities laws, a copy of which is available on the Company’s website at ir.lifecore.com. If we amend or grant a waiver of one or more of the provisions of our Code of Business Conduct, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Business Conduct that apply to our principal executive officer, principal financial officer and principal accounting officer (or persons performing similar functions) by posting the required information on the Company’s website at www.lifecore.com.

Insider Trading Policy

We have adopted an insider trading policy that governs the purchase, sale, and/or other disposition of our securities by our directors, officers, and employees, as well as their immediate family members and entities owned or controlled by them, and that is designed to promote compliance with insider trading laws, rules, and regulations.

Stockholder Communications

Our Board welcomes communications from our stockholders. Stockholders and other interested parties may send communications to the Board, the independent directors as a group, or to any director in particular, including the Chairperson, by sending such communication to the Company’s Secretary, at the following address: Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd. Chaska, MN 55318. Any correspondence addressed to the Board or to any one of our directors will be promptly forwarded to the addressee. The independent directors review and approve the stockholder communication process periodically to ensure effective communication with stockholders.
Oversight of Risk Management

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. Our Audit Committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, the Audit Committee meets periodically with the Company’s independent registered public accounting firm, our internal auditor, and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Additionally, the Audit Committee reviews significant findings prepared by the Company’s independent registered public accounting firm and our internal auditor, together with management’s response. Our Nominating and Corporate Governance Committee has responsibility for matters relating to corporate governance. As such, the charter for our Nominating and Corporate Governance Committee provides for the committee to periodically review and discuss our corporate governance guidelines and policies.
The Board has adopted an executive compensation clawback policy, which provides for recoupment of executive incentive compensation in the event of certain restatements of the financial results of the Company. Under the policy, in the event of a substantial restatement of the Company’s financial results due to material noncompliance with financial reporting requirements, if the Board determines in good faith that any portion of a current or former executive officer’s incentive compensation was paid as a result of such noncompliance, then the Company may recover the portion of such compensation that was based on the erroneous financial data. Effective November 30, 2023, the Board adopted a compensation recoupment policy that applies to all incentive compensation received by a covered officer on or after October 2, 2023 and requires recoupment of recoverable incentive compensation in the event of certain accounting restatements. The compensation recoupment policy is designed to comply with Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder, as well as Nasdaq Listing Rules.
The Board of Directors has also evaluated privacy protection, cybersecurity, and information security in an effort to mitigate the risk of cyber-attacks and to protect the Company’s information and that of its customers and suppliers. Based on this review, the Board of Directors has determined that such risks are not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently composed of Mr. Schechter (Chairperson), Mr. Barbarosh, Mr. Obus, and Mr. Diradoorian. Mr. Barbarosh will not stand for reelection at the Annual Meeting. As a result, effective as of the Annual Meeting, Mr. Barbarosh will no longer serve on the Compensation Committee. During fiscal year 2023, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Compensation Committee. None of the Compensation Committee’s current members has at any time been an officer or employee of Lifecore. None of Lifecore’s executive officers currently serve, or in the past fiscal year have served, as members of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Lifecore’s Board of Directors or the Compensation Committee.
Compensation of Directors

The following table sets forth compensation information for fiscal year 2023 for each member of our Board of Directors who was not an executive officer during fiscal year 2023. Mr. Hall, who resigned as our CEO and a director in May 2024, did not receive any compensation for his service on the Board during fiscal year 2023.

Name	Fee Earned or Paid in Cash	Stock Awards	Other	Total
Craig A. Barbarosh	$230,833	$150,000	$—	$380,833
Raymond Diradoorian	$97,333	$150,000	$—	$247,333
Jeffrey L. Edwards	$135,750	$150,000	$—	$285,750
Kathy Houde	$133,500	$150,000	$—	$283,500
Nelson Obus	$94,667	$150,000	$—	$244,667
Joshua E. Schechter	$95,083	$150,000	$—	$245,083
Nathaniel Calloway(1)	$19,758	$62,500	$—	$82,258
Christopher Kiper(1)	$19,758	$62,500	$—	$82,258
Tonia Pankopf(2)	$35,417	$90,000	$—	$125,417
Andrew Powell(2)	$33,333	$90,000	$—	$123,333
Catherine A. Sohn, Pharm.D.(2)	$29,167	$90,000	$—	$119,167
Deborah Carosella(2)	$33,333	$90,000	$—	$123,333
(1)Dr. Calloway and Mr. Kiper were elected to the Board on January 9, 2023. The director cash fees and RSU grants are pro-rated from their election through May 28, 2023.
(2)Ms. Pankopf, Mr. Powell, Dr. Sohn, and Ms. Carosella resigned from the Board effective November 1, 2022. Their director cash fees were pro-rated through that date.
As of May 28, 2023, there were no outstanding options held by members of the Board. As of May 28, 2023, the aggregate number of shares subject to outstanding restricted stock unit (“RSU”) awards held by the members of the Board was: Mr. Barbarosh -19,028 shares; Mr. Diradoorian - 19,028 shares; Mr. Edwards - 19,028 shares; Ms. Houde - 19,028 shares; Mr. Obus - 19,028 shares; Mr. Schechter - 19,028 shares; Dr. Calloway - 9,887 shares; and Mr. Kiper - 9,887 shares.

The 2023 annual cash retainer fee and per-meeting fees paid to non-employee directors of the Company are detailed in the following table:

Position	Annual Retainer Fees paid
Non-employee Director	$50,000
Audit Committee	$10,000
Compensation Committee	$10,000
Nominating and Corporate Governance Committee ¹	$5,000
Transaction (Curation Foods divestiture) Committee Chair ²	$1,500
Transaction (Strategic Planning) Committee Chair	$1,500
(1) Retainer fee is per meeting. The Committee held seventeen meetings during fiscal year 2023.
(2) Retainer fee is per meeting. The Committee held twenty-three meetings during fiscal year 2023.
In lieu of the annual cash retainers paid to members of the committees as described above, for fiscal year 2023, the Company paid annual retainers and per-meeting fees to each of the chairs of the committee as shown below. In addition, the Chairperson of the Board received a separate annual retainer equal to the amount indicated in the table below:

Annual Cash Retainer for	Annual Retainer Fees paid
Chairperson of the Board	$95,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$20,000
Nominating and Corporate Governance Chair	$10,000
Transaction (Curation Foods divestiture) Committee Chair ¹	$2,000
Transaction (Strategic Planning) Committee Chair ²	$2,000
    (1) Retainer fee is per meeting. The Committee held seventeen meetings during fiscal year 2023.
(2) Retainer fee is per meeting. The Committee held twenty-three meetings during fiscal year 2023.

Consistent with the general industry trend toward fixed-value RSU awards, each non-employee director receives an annual RSU award based on the fair market value of the Company’s Common Stock on the date of the grant and vesting on the first anniversary of the date of grant. On May 31, 2022, then-current directors were granted an RSU award with a fair market value of $90,000 covering 9,474 shares of stock. On February 1, 2023, then-current directors were granted an RSU award with a fair market value of $60,000 covering 9,554 shares of stock. Newly elected directors received pro-rated awards on January 9, 2023 covering 5,906 shares of stock and February 1, 2023 covering 3,981 shares of stock.
Stock Ownership Requirements

The Board has determined that ownership of the Company’s Common Stock by officers and directors promotes a focus on long-term growth and aligns the interests of the Company’s officers and directors with those of its stockholders. As a result, the Board has adopted stock ownership guidelines stating that the Company’s non-employee directors and its executive officers should maintain certain minimum ownership levels of Common Stock. Under these guidelines, each non-employee director of the Company is expected to maintain ownership of Common Stock having a value of at least three times the amount of the annual cash retainer paid for service as a non-employee director. For purposes of the guidelines, the value of a share of Common Stock, outstanding options, and/or unvested RSUs is measured as the greater of (i) the then current market price or (ii) the closing price of a share of Common Stock on the date when the stock was acquired, or the vesting date in the case of RSUs. All non-employee directors of the Company that have served for at least five years were in compliance with these guidelines as of May 28, 2023. For information on the compliance of our executive officers with our stock ownership guidelines, please see “Compensation Discussion and Analysis—Executive Stock Ownership Requirements.”

Newly elected directors have five years from the date they are elected to meet these guidelines. In the event a non-employee director’s cash retainer increases, he or she will have two years from the date of the increase to acquire any additional shares or RSUs needed to meet the guidelines. Until the required ownership level is reached, directors are required to retain 50% of net shares acquired upon any future vesting of RSUs and/or exercise of stock options, after deducting shares used to pay the exercise price.

Executive Officers of the Company

The following sets forth certain information with regard to each of our current executive officers. Ages are as of the Record Date.

For biographical information on Mr. Josephs, please see “Proposal No. 2: Election of Directors—Director Biographies.”

John D. Morberg (59) has been the Executive Vice President, Chief Financial Officer, and Secretary of the Company since January 18, 2021. Prior to joining the Company, Mr. Morberg was Chief Financial Officer and General Counsel for BL Restaurant Holdings, LLC (“BL Holdings”), a national restaurant chain from February 2018 to June 2019. Prior to that, from June 2007 to January 2017 Mr. Morberg served in various roles at Garden Fresh Restaurant Corp, including as the Chief Executive Officer, Chief Financial Officer and General Counsel, and a board member. Prior to such roles, he also served as Chief Financial Officer of DEI Holdings, Inc., through its initial public offering and through the early stages of being a public company and worked for eight-years as Vice President and Controller of Petco. In January 2020, after Mr. Morberg’s tenure as the Chief Financial Officer and General Counsel of BL Holdings, it filed a voluntary petition for bankruptcy under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for Delaware (Case No. 20-10156). Pursuant to a plan of liquidation filed by Hooper Holmes and its subsidiaries, and a trustee has been appointed to dissolve the company. Mr. Morberg began his career in the audit practice of KPMG, working primarily with life sciences and technology related companies. Mr. Morberg has a Juris Doctor from the University of the Pacific, McGeorge School of Law and a BBA, Accounting from the University of San Diego and is a licensed attorney, a member of the State Bar of California and is a Certified Public Accountant (inactive).

PROPOSAL NO. 1

TO AMEND THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE PHASED-IN DECLASSIFICATION OF THE BOARD OF DIRECTORS

After continued evaluation of our corporate governance practices and careful consideration of views held by the investment community, the Board determined that it would be advisable and in the best interests of the Company and our stockholders, subject to stockholder approval at the Annual Meeting, to amend the Certificate of Incorporation, to declassify our Board of Directors and to provide for the annual election of all directors, as described below (such proposal, the “Declassification Proposal”). This amendment demonstrates our commitment to good corporate governance and better aligns our governance processes with what are considered to be governance best practices by the investor community.

The proposed amendment (the “Declassification Charter Amendment”) would eliminate the classification of our Board on a phased-in basis starting with this Annual Meeting. Accordingly, the current two-year term for the Class 2 directors up for election at the Annual Meeting would expire at the Annual Meeting, with the directors who are elected at the Annual Meeting to serve a term up and until the 2025 Annual Meeting, and the current two-year term for the Class 1 directors elected at our 2022 annual meeting of stockholders would expire as originally scheduled at our 2024 Annual Meeting, which we expect to hold later this year. If the Declassification Proposal is approved, the Board would be fully declassified at the time of the 2025 Annual Meeting, at which each director would stand for reelection for a one-year term.

Background of the Declassification Proposal

Currently, the Certificate of Incorporation provides for the classification of the Board of Directors into two classes serving staggered terms. Each Class 1 and Class 2 director is elected for a two-year term, with the Class 1 directors elected in even numbered calendar years (e.g., 2022) and the Class 2 directors elected in odd numbered calendar years (e.g., 2023). Each person elected as a director serves for a term expiring at the annual meeting of stockholders held in the second year following the year of their election and until their successor is duly elected and qualified. Currently, Class 1 contains four directors, and Class 2 contains five directors. Mr. Barbarosh has informed us that he does not intend to stand for reelection at the Annual Meeting. As a result, the Board has reduced its size from nine to eight directors, to be effective upon the commencement of the Annual Meeting.

We are asking our stockholders to approve the Declassification Charter Amendment to eliminate provisions from the Certificate of Incorporation providing for a classified board and to replace such provisions with provisions providing for the annual election of all directors, resulting in the phased-in declassification of our Board.

Rationale for the Proposed Declassification Charter Amendment

Our Board is committed to good corporate governance and regularly conducts a review of corporate governance matters, including its classified board structure.

In connection with this review, our considered the advantages of maintaining the classified board structure as well as the advantages of declassifying the board. The advantages of the classified board structure include that a classified board structure may promote board continuity, encourage a long-term perspective by management and the Board, and provide protection against certain abusive takeover tactics. While our Board believes that these are important considerations, the Board also understands that many investors believe that annually elected boards increase accountability of directors to a company’s stockholders. Furthermore, the Board of Directors recognizes that stockholders of public companies are generally supportive of shifting from classified boards to the annual election of directors. In addition, our Board believes this amendment better aligns our governance with what is considered to be governance best practices by the investor community.

After carefully weighing all of these considerations, the Board has approved and recommends that you, as our stockholders, approve the Declassification Charter Amendment. The Declassification Charter Amendment would not change the number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships, nor would it impact the rights of holders of our Series A Preferred Stock, who have certain board nomination rights described herein.

The Board reserves the right to abandon the Declassification Charter Amendment, before or after stockholder approval of such amendment (assuming the amendment has not been filed with the Secretary of State of the State of Delaware), if it determines, in its sole discretion, that the amendment is no longer in the best interests of the Company and its stockholders.

If the Declassification Proposal is approved by our stockholders, we intend to promptly file the Declassification Charter
Amendment, as set forth in Appendix B, with the Secretary of State of the State of Delaware. If our stockholders do not approve the proposal, our Board will continue to be classified, with members of our Board generally elected for two-year terms.

Complete Text of the Proposed Declassification Charter Amendment

The foregoing description of the proposed Declassification Charter Amendment is qualified in its entirety by reference to the full text of the proposed amendment which is attached to this Proxy Statement as Appendix B.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE PHASED-IN DECLASSIFICATION OF THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

The Company’s Bylaws currently provide for no fewer than six and no more than twelve directors. The authorized number of directors is currently set at nine. Current directors Craig A. Barbarosh and Nathaniel Calloway will not stand for re-election to our Board at the Annual Meeting, and the Board has reduced its size from nine to eight directors, to be effective upon the commencement of the Annual Meeting. At the Annual Meeting, four directors will be elected: one solely by the holders of the Series A Preferred Stock and three by the holders of both our Common Stock and Series A Preferred Stock, voting together as if they were a single class.

As disclosed in the Company’s Current Report on Form 8-K filed on July 1, 2024, on June 28, 2024, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with 22NW Fund, LP, 22NW, LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron R. English, Bryson O. Hirai-Hadley, and Dr. Calloway (collectively, the “22NW Investor Group”), as well as Matthew Korenberg and Jason Aryeh, who are independent of the 22NW Investor Group. Pursuant to the Cooperation Agreement, the Board has nominated Mr. Aryeh for election as the Series A Preferred Director at the Annual Meeting.

As described in more detail under “Corporate Governance—Board of Directors Meetings and Committees,” in considering candidates for election to the Board, the Nominating and Corporate Governance Committee considers a number of factors, including the ability of prospective nominees to represent the interests of our stockholders, the extent to which the prospective nominees contribute to the range of talent, skill, and expertise appropriate for the Board, and the extent to which the prospective nominees facilitate the reflection of directors with diverse backgrounds and experiences.

The Non-Series A Preferred Directors to be Elected by All Stockholders

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated, and recommends that stockholders elect, the following individuals to serve as non-Series A Preferred Directors:

•Raymond Diradoorian,
•Paul Josephs, and
•Joshua E. Schechter.

The Series A Preferred Director to be Elected Only by Series A Preferred Stockholders

The Certificate of Designations provides that, so long as 30% of the amount of Series A Preferred Stock issued on the first date of the issuance of Series A Preferred Stock remains outstanding, holders of the Series A Preferred Stock have the right, voting separately as a single class, to nominate one or more persons for election to the Board to fill any vacancy created in any year in which a Series A Preferred Director’s term expires. Dr. Calloway, one of the Board’s current Series A Preferred Directors, will not stand for reelection at the Annual Meeting. Pursuant to the Cooperation Agreement, the Board has nominated, and recommends that stockholders elect, current Board observer Jason Aryeh as the Series A Preferred Director to be elected at the Annual Meeting.

If the Company’s stockholders approve the Declassification Proposal described in Proposal No. 1, all directors elected at the Annual Meeting will serve for a term expiring at the 2025 Annual Meeting and until their successors are duly elected and qualified. If the Company’s stockholders do not approve the Declassification Proposal, then the Company will not file the Declassification Charter Amendment with the Secretary of State of the State of Delaware to effect the declassification of the Board, the Board will remain classified, and the directors elected at this Annual Meeting will serve as Class 2 directors for the two years following this Annual Meeting and until their successors are duly elected and qualified.

The biographies and qualifications of the director nominees named in this Proposal No. 2 are set forth below under “Director and Director Nominee Biographies.”

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING NOMINEES:

•RAYMOND DIRADOORIAN,
•PAUL JOSEPHS,
•JOSHUA E. SCHECHTER, AND
•JASON ARYEH.

Director and Director Nominee Biographies

The following sets forth certain information with regard to each of our current directors and director nominees. Ages are as of the Record Date.

Current Directors

Raymond Diradoorian (66) has served as a member of the Board since January 2022. Mr. Diradoorian is a seasoned operations executive with over 40 years of experience in the pharmaceutical and medical device industries. Mr. Diradoorian retired from Allergan, Inc. in 2015, which he joined in 1981. Mr. Diradoorian held numerous positions, serving most recently as Executive Vice President of Global Technical Operations from 2006 to 2015. After his time at Allergan, Mr. Diradoorian served as an independent industry consultant, working with a number of public and privately held companies as well private equity firms in the pharmaceutical and medical device industries. Mr. Diradoorian holds a Bachelor of Sciences degree in Biological Sciences from the University of California at Irvine and a Masters of Science Degree in Technology Management from Pepperdine University.

Mr. Diradoorian’s extensive experience in the pharmaceutical and medical device industries, as well as his experiences corporate governance matters, capital markets, acquisitions, and other transactions in a variety of industries provides valuable insight to the Board of Directors.

Jeffrey L. Edwards (64) has served as a member of the Board since October 2020. Mr. Edwards has also served as a member of the board of directors of FibroGen, Inc. (Nasdaq: FGEN), a publicly traded biopharmaceutical company, since October 2015 and currently serves as the chair of its audit committee. He has also served on the board of directors of Bio-Rad Laboratories, Inc. (NYSE: BIO), a publicly traded life sciences research and clinical diagnostic products company, since April 2017, where he is currently a member of its audit and compliance committees, as well as chairman of its compensation committee. Mr. Edwards has also served, since September 2018, on the board of directors, including the audit and nominating and corporate governance committees of Clearside Biomedical Inc. (Nasdaq: CLSD), a publicly traded, clinical-stage pharmaceutical company. Additionally, Mr. Edwards previously served on the board of directors of BioTheryX, Inc., a privately owned, clinical-stage biotechnology company, from September 2019 to May 2021. In 2015 Mr. Edwards retired from Allergan, Inc., which he joined in June 1993 and where he served as Executive Vice President, Finance and Business Development and Chief Financial Officer from September 2005 to August 2014. From 2003 to 2005, Mr. Edwards served as Allergan’s Corporate Vice President, Corporate Development and previously served as Senior Vice President, Treasury, Tax, and Investor Relations. Prior to joining Allergan, he was with Banque Paribas and Security Pacific National Bank, where he held various senior-level positions in the credit and business development functions. Mr. Edwards received a Bachelor of Arts in Sociology from Muhlenberg College and completed the Advanced Management Program at the Harvard Business School.

Mr. Edwards has over 30 years of public company experience. We believe that Mr. Edwards’ deep financial, capital allocation, and business development experience give him the qualifications and skills to serve as a director.

Katrina L. Houde (65) has served as a member of the Board since August 5, 2019. Ms. Houde is currently serving as an independent advisor to select food companies. Ms. Houde has served on the board of directors of SunOpta, Inc. (Nasdaq: STKL) since January 2000, where she previously served as chair of the compensation committee and a member of the audit committee until November 2016. Ms. Houde served as Interim CEO for SunOpta on two occasions, from October 2016 until March 2017 and again from January to March of 2019, and was instrumental in leading a major operational turnaround. Before and between her roles as Interim CEO of SunOpta, Ms. Houde had various consulting engagements in the food industry. Prior to becoming a food industry consultant, Ms. Houde was President of Cuddy Food Products, a division of Cuddy International Corp., from January 1999 to March 2000 and was Chief Operating Officer of Cuddy International Corp. from January 1996 to January 1999. She is a member of the Board of Directors of a number of private and charitable organizations. Ms. Houde holds an Honours Bachelor of Commerce degree from the University of Windsor.

Ms. Houde’s extensive experience in senior management and corporate strategy roles, as well as her service on other boards of directors, provides the Board of Directors with significant insight with regards to operational and governance matters.

Paul Josephs (59) has served as a member of the Board and as our President and Chief Executive Officer since May 2024. Mr. Josephs previously served as President and Chief Executive Officer, and as a member of the board of directors, of Woodstock Sterile Solutions, a contract development and manufacturing company, from 2021 to April 2024. Prior to joining Woodstock, Mr. Josephs served as Head of CDMO – Global Business Development at Viatris Inc. (Nasdaq: VTRS) from 2016 to 2021. Mr. Josephs also served in numerous roles at DPT Laboratories from 1997 until it was acquired by Viatris, including most recently as Senior Vice President, Sales, Marketing and Corporate Development. Mr. Josephs received a B.A. from the University of Western Ontario in Canada.

Mr. Josephs is well qualified to serve on the Board because he has over 30 years of experience in the pharmaceutical industry, including more than 25 years of contract development and manufacturing organization (“CDMO”) experience. As Lifecore’s CEO, Mr. Josephs also possesses both operational and strategic insights into the Company, making him a critical tether between the Board and the Company’s executive officers.

Christopher Kiper (53) has served as a member of the Board since January 2023 as a Series A Preferred Director. Mr. Kiper has served as a Co-Founder, Managing Director and Chief Investment Officer of Legion Partners Asset Management, LLC, an investment fund focused on accumulating large ownership stakes in undervalued U.S. small-cap companies, since April 2012, and at Legion's predecessor entities from January 2010 to April 2012. Prior to co-founding Legion, he served as Vice President at Shamrock Capital

Advisors, the alternative investment vehicle of the Disney family, where he served as Portfolio Manager of the Shamrock Activist Value Fund, a concentrated, long-only, activist fund, from April 2007 to January 2010. Before that, Mr. Kiper founded and operated the Ridgestone Small Cap Value Fund, a small-cap targeted activist fund in association with the Ridgestone Corporation, an investment firm, from June 2000 to June 2007. From 1998 to 2000, he served as the Director of Financial Planning at Global Crossing Ltd., a telecommunications company that provided computer networking services. Mr. Kiper began his career as an Auditor at Ernst & Young Global Limited, an international tax, consulting and advisory service, from 1994 to 1997. Mr. Kiper received a B.S.B.A. in Accounting from the University of Nebraska in 1993.

Mr. Kiper is well qualified to serve on the Board of Directors because of his extensive experience as an investor and advisor to small-cap public companies and his financial expertise.

Nelson Obus (77) has served as a member of the Board since October 2018. Mr. Obus is a co-founder, President, and Chief Investment Officer at Wynnefield Capital, Inc. which he co-founded with Joshua Landes in November 1992. Mr. Obus manages the firm, oversees its investment portfolio. Mr. Obus served as a board member at Williams Industrial Services from June 2016 to October 2023. Previously, from January 1990 until September 1992, he was the director of research at Schafer Capital Management, Inc. Prior to that, Mr. Obus was a director of sell side research in the equity sales department at Lazard Frères & Co. Before that, he was a manager at Massachusetts Department of Environmental Management. Mr. Obus holds a Bachelor of Arts degree from New York University and a Master of Arts in political science from Brandeis University.

Mr. Obus’ extensive financial experience with technology and small- to middle-market companies provides the Board of Directors with valuable insights of an experienced investment manager.

Joshua E. Schechter (51) has served as a member of the Board since October 2020. He is a private investor and public company director. He has served as a director of Viad Corp (NYSE: VVI), an S&P SmallCap 600 international experiential services company, since April 2015. Mr. Schechter served as a member of the board of directors of Bed Bath & Beyond (Nasdaq: BBBY) from May 2019 to September 2023, including as chairman of its audit committee. He also served as chairman of the board of directors of Support.com, Inc. (Nasdaq: SPRT), a provider of cloud-based software and services, from June 2016 to September 2021. From April 2018 to January 2020, he served as chairman of the board of directors of SunWorks, Inc. (Nasdaq: SUNW), a provider of high-performance solar power solutions. From 2001 to June 2013, Mr. Schechter served as Managing Director of Steel Partners Ltd., a privately-owned hedge fund sponsor, and from 2008 to June 2013, served as Co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Mr. Schechter earned a Masters of Public Administration in Professional Accounting and a Bachelor of Business Administration from The University of Texas at Austin.

Mr. Schechter’s experience in corporate governance matters, capital markets, acquisitions, and other transactions in a variety of industries, together with his managerial and public company board experience, provides valuable insight to the Board of Directors.

Director Nominee

Jason Aryeh (55) is a director nominee. Mr. Aryeh has more than 25 years of equity investment experience focused on the life sciences industry. He is the Founder and Managing General Partner of JALAA Equities, LP, a private investment fund focused on the biotechnology and medical device sectors. He has served in such capacity since 1997. Mr. Aryeh currently serves on the board of directors of public companies Ligand Pharmaceuticals Incorporated, a biopharmaceutical company (Nasdaq: LGND), Anebulo Pharmaceuticals, Inc., a biotechnology company (Nasdaq: ANEB), and Orchestra BioMed Holdings, Inc., a life sciences company (Nasdaq: OBIO). He currently serves as chairman of Ligand Pharmaceuticals’ Nominating and Corporate Governance Committee and as a member of its Human Capital Management and Compensation Committee, as Chairman of Anebulo Pharmaceuticals’ Audit and Nominating and Corporate Governance Committees, and as Chairman of Orchestra BioMed’s Nominating and Corporate Governance Committee, as well as a member of its Audit Committee. Since 2006, Mr. Aryeh has served on the board of directors or as a consultant to over a dozen public and private life sciences companies and charitable foundations, including the Novelion Therapeutics Inc. board from June 2012 to August 2018 and the Cystic Fibrosis Foundation’s Therapeutics board from February 2011 to February 2018. Mr. Aryeh earned a B.A. in Economics, with honors, from Colgate University and is a member of the Omnicron Delta Epsilon Honor Society in Economics.

The Company believes that Mr. Aryeh’s extensive public company board service and his deep industry experience would enhance the current Board’s composition.

The Cooperation Agreement and Board Refreshment

As disclosed in the Company’s Current Report on Form 8-K filed on July 1, 2024, pursuant to the Cooperation Agreement, the Board has approved, effective immediately following the Annual Meeting and based on the Nominating and Corporate Governance Committee’s recommendation, appointing Board observers Humberto C. Antunes, Paul H. Johnson, and Matthew Korenberg to the Board as independent directors, with Mr. Korenberg’s and Mr. Antunes’ terms expiring at the 2024 Annual Meeting and Mr. Johnson’s term expiring at the 2025 Annual Meeting, each until their successors are duly elected and qualified. Mr. Aryeh, Mr. Antunes, Mr. Johnson, and Mr. Korenberg were invited to the Board as Board observers in connection with the Cooperation Agreement. The Company has also agreed pursuant to the Cooperation Agreement to take all necessary action to appoint Mr.

Korenberg to the Audit Committee and Mr. Aryeh (assuming he is elected to the Board at the Annual Meeting) to the Nominating and Corporate Governance Committee, each upon his joining of the Board and as long as he is available and qualified for such appointment at such time. To facilitate the foregoing appointments to the Board, the Board intends to increase its size from eight to eleven directors immediately following the Annual Meeting.

If the Company’s stockholders do not approve the Declassification Proposal described above, Mr. Antunes and Mr. Korenberg will serve as Class 1 directors, and Mr. Johnson will serve as a Class 2 director.

Humberto C. Antunes is an entrepreneur in healthcare, with 40 years of experience in the industry. Mr. Antunes has served as a Partner at Gore Range Capital LLC, a venture capital company focused on healthcare, since May 2017. Mr. Antunes also serves as a member of the board of directors of Novaestiq, Inc., a privately owned aesthetic medicine company, since June 2021. Mr. Antunes served as CEO of Nestle Skin Health S.A., a subsidiary of Nestle S.A., where he also served as a member of its board of directors, from June 2014 to December 2016. From April 2004 to December 2016, Mr. Antunes served as CEO of Galderma Pharma S.A., a subsidiary of Nestle Skin Health S.A., where he also served as chairperson of its board of directors from June 2014 to December 2016. Prior to his time at Galderma, Mr. Antunes served as President, North America at Galderma Laboratories, L.P., from January 2001 to April 2004. For two decades, Mr. Antunes serves on the board of directors of the American Skin Association. Mr. Antunes received a Bachelor of Science in Business Administration from the University of Nebraska.

Paul H. Johnson has significant CDMO experience, with over 30 years of broad and diverse executive management and board roles within the pharmaceutical and medical device industries. Mr. Johnson has been a member of the board of directors of Lil’ Drug Store Products, a privately owned supplier of healthcare products to convenience stores, since June 2005, where he also has served on the compensation committee since November 2018. Mr. Johnson has also been a member of the board of directors of Tjoapack, a privately owned CDMO company, since December 2022, where he is a member of its compensation committee, as well as executive chairman. He has also served on the board of directors of Phosphorex, a privately owned CDMO company, since January 2023. Additionally, Mr. Johnson served on the board of directors of MedPharm Ltd., a privately owned CDMO company, from November 2018 to January 2024, where he served as executive chairman and was a member of its compensation committee from November 2020 to January 2024. Since 2018, Mr. Johnson has served as an Operating Partner at Ampersand Capital Partners, a private equity firm focused on healthcare companies. Prior to joining Ampersand, Mr. Johnson was President and CEO of Renaissance Pharmaceuticals and DPT, a CDMO, from 2015 to 2016, and President from 2002 to 2015. Mr. Johnson received a Bachelor of Arts in Spanish and Speech Communication from the University of Texas El Paso, as well as a Masters in Business Administration from Southern Methodist University.

Matthew Korenberg is a seasoned executive with significant leadership experience in the healthcare industry. He has served as President and Chief Operating Officer of public biotechnology company Ligand Pharmaceuticals Incorporated (Nasdaq: LGND) since November 2022 and, prior to that, as the company’s Chief Financial Officer since August 2015. Prior to Ligand Pharmaceuticals, Mr. Korenberg was the founder, Chief Executive Officer, and a director of NeuroCircuit Therapeutics, a company focused on developing drugs to treat genetic disorders of the brain with an initial focus on Down syndrome. Prior to founding NeuroCircuit Therapeutics, Mr. Korenberg served as a Managing Director and member of the healthcare investment banking team at The Goldman Sachs Group (NYSE: GS) from July 1999 to August 2013. During his 14 year tenure at Goldman Sachs, Mr. Korenberg focused on advising and financing companies in the biotechnology and pharmaceutical sectors and was based in New York, London and San Francisco. Mr. Korenberg serves on the board of directors, including the audit and compensation committees, of Qualigen Therapeutics, Inc. (Nasdaq: QLGN), a public company that develops and manufactures oncology focused therapeutics and diagnostic products. He earned a B.B.A. in Finance and Accounting from the University of Michigan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of BDO USA, P.C. as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending May 26, 2024, and recommends that the stockholders vote for ratification of this appointment. In the event the stockholders do not ratify such an appointment, the Audit Committee may reconsider its selection.

Ernst & Young LLP (“EY”) served as the Company’s independent registered public accounting firm from 2008 to March 20, 2024. On March 20, 2024, the Company received notice from EY that it was declining to stand for reappointment as the Company’s independent registered public accounting firm for the Company’s fiscal year ending May 26, 2024.

EY’s report on the Company’s consolidated financial statements for the fiscal year ended May 28, 2023 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. EY’s report on the Company’s consolidated financial statements for the fiscal year ended May 29, 2022 contained an explanatory paragraph related to the Company’s ability to continue as a going concern but did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles.

During the 2022 and 2023 fiscal years and the subsequent interim period through March 20, 2024, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the SEC pursuant to the Exchange Act) with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their reports on the Company’s financial statements for such years. There were also no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that EY issued an adverse opinion in their report on internal control over financial reporting as of May 28, 2023, and May 29, 2022 as a result of material weaknesses in the Company’s internal control over financial reporting that the Company reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended May 29, 2022, filed with the SEC on March 16, 2023, and its Annual Report on Form 10-K for the fiscal year ended May 28, 2023, filed with the SEC on March 20, 2024.

On April 29, 2024, the Audit Committee approved the engagement of BDO USA, P.C. to replace Ernst & Young LLP, effective immediately. Representatives of BDO USA, P.C. are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents the aggregate fees billed to the Company for professional services rendered by Ernst & Young LLP for the fiscal years ended May 28, 2023 and May 29, 2022.

Fee Category	Fiscal Year 2023	Fiscal Year 2022
Audit Fees	$5,691,000	$3,400,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$5,691,000	$3,400,000

Audit Fees were for professional services rendered for the integrated audit of the Company’s annual financial statements and internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, for the review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, and consultations on matters addressed during the current audit or interim reviews.

Audit Committee Pre-Approval Policies

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval, and the fees for the services performed to date. The Audit Committee, or its designee, may also pre-approve particular services on a case-by-case basis.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 26, 2024.

PROPOSAL NO. 4

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section (the “CD&A”) of this Proxy Statement describes the Company’s executive compensation program and the compensation decisions that the Board and the Compensation Committee made in fiscal year 2023 with respect to the compensation of our named executive officers. As required by Section 14A of the Exchange Act, we are providing stockholders with a non-binding, advisory vote on the compensation of our named executive officers as described in this Proxy Statement, which is sometimes referred to as a “say-on-pay” vote. The Board is asking stockholders to cast a non-binding, advisory vote for the following resolution:

“RESOLVED, that the fiscal 2023 compensation paid to Lifecore Biomedical, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in the proxy statement for the Company’s 2023 annual meeting of stockholders, is hereby APPROVED.”

We urge stockholders to read the CD&A, as well as the Summary Compensation Table and related compensation tables directly following the CD&A, which provide detailed information on the Company’s compensation policies and practices.

As we describe in the CD&A, our executive compensation program is designed to attract, reward and retain talented officers and embodies a pay-for-performance philosophy that supports the Company’s business strategy and aligns the interests of our executives with our stockholders. The 2023 program reflects the transition from Landec to Lifecore, with a CEO promotion with compensation set below the median of our life sciences peer groups. Executive compensation is allocated between base salaries and short-term incentives and long-term incentive compensation. The base salaries are fixed in order to provide the executives with a stable cash income, which allows them to focus on the Company’s strategies and objectives as a whole, while the short- and long-term incentive compensation are designed to both reward the named executive officers based on the Company’s overall performance and align the named executive officers’ interests with those of our stockholders. Our annual cash incentive award program is intended to encourage our named executive officers to focus on specific short-term goals important to our success. Our executive officers’ annual cash incentive awards are determined based on objective performance criteria. The Company’s current practice with respect to long-term incentive compensation is to grant our named executive officers primarily stock options and time-vesting restricted stock units. This equity mixture emphasizes options to reward growth, while utilizing restricted stock units for retention. Grants are subject to vesting schedules, to help ensure that executives always have significant value tied to long-term stock price performance.

For these reasons, the Board is asking stockholders to support this proposal. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5

APPROVAL OF AN AMENDMENT TO THE 2019 STOCK INCENTIVE PLAN

On March 20, 2024, our Board adopted subject to stockholder approval at the Annual Meeting, an amendment (the “Plan Amendment”) to our 2019 Stock Incentive Plan (the “Plan”), which makes the following changes to the Plan (as amended by the Plan Amendment, the “Amended Plan”): (1) increases the aggregate number of shares of Common Stock available under the Plan by 300,000 shares to a total of 3,059,797 shares and (2) increases the number of shares which may be granted as incentive stock options under the Amended Plan by 300,000 shares to a total of 3,059,797 shares.

This Proposal No. 5 is seeking approval of the Plan Amendment. Stockholder approval of the Plan Amendment is necessary in order for us to meet the stockholder approval requirements of Nasdaq and to grant stock options that qualify as incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). If the Plan Amendment is approved by our stockholders, the Plan Amendment will become effective on the date of this Annual Meeting. The Board recommends that stockholders approve Plan Amendment.

Awards granted under the Plan will reduce the available share reserve. As of May 26, 2024, only 725,747 shares remain available under the Plan. Any awards granted under the Plan or under the Prior Plans, which are the Company’s 2013 Stock Incentive Plan and 2009 Stock Incentive Plan, that are forfeited, expire or are cancelled without the delivery of shares will increase the available share reserve and become available for grant under the Plan.

A copy of the full text of the Amended Plan is attached as Appendix C to this Proxy Statement.

If stockholders do not approve this Proposal No. 5, the Plan Amendment will not become effective. In that case, the proposed additional 300,000 shares will not become available for issuance under the Plan and the number of shares which may be issued under the Plan will remain at 2,759,797 shares. Likewise, if stockholders do not approve this Proposal No. 5, the number of shares that may be granted as incentive stock options under the Plan will not be increased by 300,000 shares and will remain at 2,759,797 shares.

Proposed Share Reserve Increase

We are asking our stockholders to approve the Plan Amendment because we believe the availability of an adequate reserve of shares under the Amended Plan is important to our continued growth and success. The purpose of the Amended Plan is to provide a flexible framework that will permit the Board to develop and implement a variety of stock-based programs based on changing needs of the Company and its competitive market. We believe it is in the best interest of our stockholders for officers, employees, consultants and members of the Board to own stock in the Company and that such ownership will enhance our ability to attract highly qualified personnel, to strengthen our retention capabilities, to enhance our long-term performance and that of our subsidiaries, and to give participants an opportunity to share in the success of the Company and its subsidiaries. If the Plan Amendment is not approved, we believe our retention and recruitment capabilities will be adversely affected.

Our employees are our most valuable assets. We strive to provide them with compensation packages that are competitive, but that also incentivize personal performance, help meet our retention needs and reinforce their incentives to manage our business as owners, thereby aligning their interests with those of our stockholders. To achieve these objectives, we historically have provided a significant portion of key employees’ total compensation in the form of equity awards, the value of which depends on our Company’s financial performance. Our goal is for long-term equity awards to continue to represent a significant portion of our employees’ total compensation.

Background of Reasons for and the Determination of the Share Increase Under the Plan Amendment

In determining to approve the Plan Amendment, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards, which the Board believes are a primary incentive and retention mechanism for our employees, directors and consultants. The Board reviewed the recommendations of the Compensation Committee, which were based on an analysis prepared by and recommendations of Frederic W. Cook & Co (“FW Cook”), our independent outside compensation consultant, in determining the share reserve increase.

The Board believes the following factors support stockholder approval of the Plan Amendment:

•The shares to be reserved for issuance under the Amended Plan represents an increase of 300,000 shares from the aggregate number of shares reserved for issuance under the Plan, which represents approximately 1.0% of our outstanding Common Stock as of the date of the Plan Amendment on March 20, 2024 and as of May 26, 2024.

•The remaining reserve for future awards under the Plan as of May 26, 2024 was 725,747 shares (excluding any shares that are represented by awards under the Prior Plans that are forfeited, expire or are cancelled without the delivery of shares or which result in the forfeiture of shares after such date, which will become available for grant under the Plan). This represents 2.38% of our outstanding Common Stock as of May 26, 2024. If approved, the 300,000 shares being requested under the Plan Amendment, together with the 725,747 shares remaining reserve as of May 26, 2024, which equals an aggregate of 1,025,747 shares, will have a total potential dilution of 3.36%.

•As of May 26, 2024, a total of 2,112,591 stock options and 1,122,004 restricted stock units (“RSUs”), were outstanding under all stockholder-approved equity plans, which includes the 2009 Stock Incentive Plan, 2013 Stock Incentive Plan and the Plan. As of May 26, 2024, the average weighted per share exercise price of all stock options outstanding under stockholder-approved equity plans was $10.88 and the weighted average remaining contractual term of all RSUs outstanding under stockholder-approved equity plans was 1.63 years.

•As of May 26, 2024, our fully diluted overhang rate attributable to the number of shares subject to outstanding equity awards (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding under stockholder-approved equity plans as of May 26, 2024 plus shares remaining available for issuance for future awards under stockholder-approved equity plans as of May 26, 2024 by (2) the number of shares outstanding as of May 26, 2024) was approximately 12.96%.

•If the Plan Amendment is approved, the issuance of the new shares to be reserved under the Amended Plan would increase the fully diluted overhang by approximately 0.98% of our outstanding Common Stock (determined as of May 26, 2024), and total fully diluted overhang (including outstanding awards under all stockholder-approved equity plans and shares available for future grants under the Amended Plan) (determined as of May 26, 2024) would be approximately 13.95%.

Other factors that stockholders may consider in evaluating the proposal to approve the Plan Amendment include:

•On March 20, 2024, upon the recommendation of the Compensation Committee, the Board adopted and approved an Equity Inducement Plan. The Board adopted the Equity Inducement Plan as a means to facilitate the CEO transaction that occurred in May 2024. Unlike the Plan, the Equity Inducement Plan is not a broad-based equity plan available and the shares under the Equity Inducement Plan are not available for awards to existing employees, directors or consultants. Under Nasdaq rules and the terms of the Equity Inducement Plan, the shares available under the Equity Inducement Plan may be used exclusively for grants of equity awards to individuals that were not previously employees or directors (or who are returning to employment following a bona fide period of non-employment), as an inducement material to the individual’s entry into employment with Lifecore.

•In fiscal years 2023, 2022 and 2021, equity awards representing a total of 1,079,236, 908,858 and 870,825 shares (and with respect to fiscal year 2021, assuming then-outstanding performance stock unit (“PSU”) awards granted based on the achievement of “target” performance goals), respectively, were granted under the Plan.

•Our three-year average adjusted burn rate was approximately 3.78% as shown in the following table.

	FY 2021	FY 2022	FY 2023	Three Year Average
Stock Options Granted	682,600	803,000	743,050	742,883
RSUs Granted	122,225	105,858	336,186	188,090
PSUs Granted (at “target”)	66,000	—	—	22,000
PSUs Vested	—	—	—	—
Total Awards Granted(1)	870,825	908,858	1,079,236	952,973
Weighted Average Shares Outstanding - Basic	29,294,000	29,466,000	29,958,000	29,694,000
Gross Burn Rate(2)	2.97%	3.08%	3.60%	3.22%
Adjusted Burn Rate(3)	3.16%	3.44%	4.72%	3.78%

(1) Reflects the aggregate amount of (A) stock options and RSUs granted and (B) PSUs vested in the applicable year.

(2) Gross burn rate is calculated as (A) the total number of equity awards granted during the applicable year (with performance awards counted at “target” levels), divided (B) by the weighted average shares of Common Stock outstanding for the applicable year.

(3) Adjusted burn rate is calculated in accordance with the methodology employed by certain proxy advisory firms (which calculates burn rate as (A) the total number of equity awards granted during the applicable year (with performance awards counted based upon the number of shares earned during such year), and with each “full value award” multiplied by the full value award multiplier of 2:1 based on the Company’s annual stock price volatility (consistent with the methodology employed by certain proxy advisory firms), divided by (B) the weighted average shares of Common Stock outstanding for the applicable year).

If the Plan Amendment is approved, we estimate that the proposed aggregate share reserve under the Amended Plan would be sufficient for approximately one to two years of awards, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and projections and noting that future circumstances may require us to change our equity grant practices. If we exhaust current share reserves under the Plan without approval of the Plan Amendment, we believe we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board of Directors has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.

As of June 21, 2024, the closing price of a share of our Common Stock as reported on the Nasdaq was $5.02.

Summary of the Amended Plan

The following sets forth a description of the material features and terms of the Amended Plan. The following summary is qualified in its entirety by reference to the full text of the Amended Plan, which is attached as Appendix C to this Proxy Statement.

Share Reserve

Subject to adjustment as provided for below, the aggregate number of shares that may be issued under the Amended Plan would be increased by 300,000 shares from 2,759,797 shares to 3,059,797 shares if the Plan Amendment is approved by our stockholders. As of May 26, 2024, only 725,747 shares remained available for future grants under the Plan.

As noted above, awards granted under the Plan will reduce the available share reserve. Any awards granted under the Plan that are forfeited, expire or are cancelled without the delivery of shares will increase the available share reserve and become available for grant under the Plan. Additionally, any shares that are represented by awards under the Company’s 2013 Stock Incentive Plan or 2009 Stock Incentive Plan (the “Prior Plans”) that are forfeited, expire or are cancelled without the delivery of shares or which result in the forfeiture of shares may again become available for issuance under the Amended Plan.

Additionally, any shares that are represented by awards under the Company’s 2013 Stock Incentive Plan or 2009 Stock Incentive Plan (the “Prior Plans”) that are forfeited, expire or are cancelled without the delivery of shares or which result in the forfeiture of shares may again become available for issuance under the Amended Plan.

Share Counting Rules

If awards under the Amended Plan expire, are forfeited or terminate before being exercised or becoming vested, or are paid out in cash rather than shares, then the shares underlying those awards will again become available under the Amended Plan. Shares that are used by a participant to pay withholding taxes or as payment for the exercise price or purchase price of an award granted under the Amended Plan, or an award granted under the Prior Plans, shall, in each case, cease to be available under the Amended Plan. Shares that have been reacquired by the Company in the open market using the proceeds of amounts received upon the exercise of stock options shall not be available for issuance under the Amended Plan. Stock appreciation rights that are settled in shares will be counted in full against the number of shares available for issuance under the Amended Plan, regardless of the number of shares issued upon settlement of the stock appreciation rights. Any dividend equivalents distributed as shares under the Amended Plan will cease to be available under the Amended Plan.

In the event of a subdivision of the outstanding shares, a declaration of a dividend payable in shares, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence that constitutes an equity restructuring, the Compensation Committee will, in its discretion, make appropriate adjustments to the number of shares and kind of shares or securities issuable under the Amended Plan (on both an aggregate and per-participant basis) and under each outstanding award. Appropriate adjustments will also be made to the exercise price of outstanding options and stock appreciation rights. Shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction will not reduce the number of shares available for issuance under the Amended Plan (but will reduce the number of shares available for issuance as incentive stock options).

Administration

The Compensation Committee will administer the Amended Plan and has complete discretion, subject to the provisions of the Amended Plan, to select the participants who are to receive awards under the Amended Plan; to authorize the grant of stock options, stock grants, stock units and stock appreciation rights awards under the Amended Plan and determine the number, vesting requirements and features and conditions of such awards; to correct any defect, supply any omission, or reconcile any inconsistency in the Amended Plan or award agreement; to accelerate the vesting or extend the post-termination exercise term of awards; to interpret the Amended Plan; to make all decisions relating to the operation of the Amended Plan; and to adopt plans or subplans to provide for participation by employees of the Company and its subsidiaries and affiliates who reside outside of the United States. The Compensation Committee may delegate the power to grant awards to one or more officers of the Company to the extent permitted by applicable law and may delegate ministerial tasks to employees or other persons as it deems appropriate.

Eligibility and Types of Awards Under the Amended Plan

The Amended Plan permits the granting of stock options, stock appreciation rights, stock units (including RSUs) and stock grants. Employees (including executive officers and employee directors) and consultants of the Company, any parent, subsidiary or affiliate of the Company, and non-employee directors of the Company will be eligible to participate in the Amended Plan. As of May 26, 2024, approximately 49 employees (including two executive officers), 8 non-employee directors, and 0 consultants would have been eligible to participate in the Amended Plan.

Options

The Compensation Committee may grant non-statutory stock options or incentive stock options (which may be entitled to favorable tax treatment) under the Amended Plan. The number of shares covered by each stock option granted to a participant will be determined by the Compensation Committee.

The stock option exercise price must be at least 100% of the fair market value of a share on the date of grant (110% for incentive stock options granted to stockholders who own more than 10% of the total combined voting power of the Company, its parent or any of its subsidiaries). Each stock option award will be subject to the minimum vesting requirement set forth in the Amended Plan, as described further below, and each stock option award will be evidenced by a stock option agreement which will specify the date when all or any installment of the award is to become exercisable. The stock option agreement shall also specify the term of the option. A stock option agreement may provide for accelerated vesting in the event of the participant’s death, disability, or other events. Notwithstanding any other provision of the Amended Plan, the Compensation Committee may not, without the approval of the stockholders of the Company, (i) reduce the exercise price per share of outstanding options or (ii) cancel outstanding options in exchange for cash, other awards or options with an exercise price per share that is less than the exercise price per share of the original options. The exercise price of stock options must be paid at the time the shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of stock options may be made in cash or, if specified in the stock option agreement, by cashless exercise, by surrendering or attesting to previously acquired shares, or by any other legal consideration approved by the Compensation Committee.

Unless otherwise provided by the Compensation Committee, unvested stock options will generally expire upon termination of the participant’s service and vested stock options will generally expire six months following such termination. The term of a stock option shall not exceed seven years from the date of grant (five years for incentive stock options granted to stockholders who own more than 10% of the total combined voting power of the Company, its parent or any of its subsidiaries).

Stock Grants

The Compensation Committee may grant awards of shares under the Amended Plan. Participants may or may not be required to pay cash consideration to the Company at the time of grant of such shares. The number of shares associated with each stock grant will be determined by the Compensation Committee, and each grant shall be subject to vesting conditions established by the Compensation Committee. Shares that are subject to such conditions are “restricted,” i.e. subject to forfeiture if the performance goals and/or other conditions are not satisfied. When the restricted stock award conditions are satisfied, then the participant is vested in the shares and has complete ownership of the shares. A stock grant agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events. A holder of a stock grant under the Amended Plan will have the same voting, dividend and other rights as the Company’s other stockholders; provided, however, that no dividends payable will be paid until the holder’s interest in the stock grant becomes vested, and further, the holder may be required to invest any cash dividends received in additional shares.

Stock Units

The Compensation Committee may award stock units, including RSUs, under the Amended Plan. Participants are not required to pay any consideration to the Company at the time of grant of a stock unit. The number of shares covered by each stock unit award will be determined by the Compensation Committee. A stock unit is a bookkeeping entry that represents a share. A holder of stock units will have no voting rights, but may have a right to dividend equivalents, subject to applicable laws, which may be settled in cash, shares or a combination of both; provided that no dividend equivalents will be paid until the holder’s interest in the stock unit becomes vested. A stock unit is similar to restricted stock in that the Compensation Committee may establish performance goals and/or other conditions that must be satisfied before the participant can receive any benefit from the stock unit. When the participant satisfies the conditions of the stock unit award, the Company will pay the participant cash or shares or any combination of both to settle the vested stock units. Settlement may be in the form of a lump sum or in installments, and may occur or commence when the vesting conditions are satisfied or may be deferred, subject to applicable laws, to a later date. Conversion of the stock units into cash may be based on the average of the fair market value of a share over a series of trading days or on other methods. A stock unit agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights under the Amended Plan. The number of shares covered by each stock appreciation right will be determined by the Compensation Committee. Upon exercise of a stock appreciation right, the participant will receive payment from the Company in an amount equal to (a) the excess of the fair market value of a share on the date of exercise over the exercise price multiplied by (b) the number of shares with respect to which the stock appreciation right is exercised.

The exercise price of a stock appreciation right may not be less than 100% of the fair market value of a share on the date of grant. The stock appreciation right agreement will specify the date when all or any installment of the award is to become exercisable. A stock appreciation right agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events. Notwithstanding any other provision of the Amended Plan, the Compensation Committee may not, without the approval of the stockholders of the Company, (i) reduce the exercise price per share of outstanding stock appreciation rights or (ii) cancel outstanding stock appreciation rights in exchange for cash, other awards or stock appreciation rights with an exercise price per share that is less than the exercise price per share of the original stock appreciation rights. Stock appreciation rights may be paid in cash or shares or any combination of both, as determined by the Compensation Committee, in its sole discretion.

Unless otherwise provided by the Compensation Committee, unvested stock appreciation rights will generally expire upon termination of the participant’s service and vested stock appreciation rights will generally expire six months following such termination. The terms of a stock appreciation right shall not exceed seven years from the date of grant.

Grant Limits

The maximum number of shares of our Common Stock that may be subject to one or more awards granted to any one participant pursuant to the Amended Plan during any fiscal year is as follows: stock options, 500,000 shares; stock appreciation rights, 500,000 shares; stock grants and stock units, including RSUs, an aggregate of 250,000 shares.

Under the Amended Plan, the maximum amount of equity awards (calculated based on grant date fair value for financial reporting purposes) granted to a non-employee director during any fiscal year may not exceed $350,000. The Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Compensation Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Minimum Vesting Requirement

The Amended Plan contains a minimum vesting requirement, subject to limited exceptions, that any award that vests solely upon the satisfaction of service-based vesting conditions shall be subject to a minimum vesting period of not less than one year from the date the award is granted, and any award that vests based upon the satisfaction of performance conditions shall be subject to a performance period of not less than one year from the date the award is granted and shall be subject to a minimum vesting period of not less than one year from the date the award is granted. However, the Administrator may choose that the foregoing minimum vesting and performance periods shall not apply in connection with (a) a change in control, (b) termination of service due to death or disability, (c) a substitute award granted in connection with corporate transactions that do not reduce the vesting period of the award being replaced, (d) awards made to non-employee directors who elect to receive awards in exchange for cash compensation to which they are otherwise entitled, (e) awards made to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders and which is at least 50 weeks after the immediately preceding year’s annual meeting, or (f) awards which in aggregate cover a number of shares not to exceed five (5%) of the total number of shares of stock available for issuance under the Amended Plan.

Transfer of Awards

Unless otherwise provided in the applicable award agreement and for no consideration, and then only to the extent permitted by applicable law, awards under the Amended Plan may not be transferred by the holder thereof, other than by will or by the laws of descent and distribution.

Treatment of Awards upon a Change in Control

Unless otherwise provided for in an individual award agreement or employment agreement, and except to the extent that “replacement awards” (as defined below) are provided to participants, then, in connection with a change in control in which awards are not assumed and/or replaced by the surviving entity, (i) outstanding awards which are subject solely to time-based vesting conditions will become fully vested and settled in cash, shares or a combination thereof, generally within thirty days following the change in control, and (ii) any outstanding awards which are subject to performance-based vesting conditions will be deemed to have satisfied all performance conditions at the greater of the target performance level or actual performance determined as of the date of the change in control (unless the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, in which case performance will be deemed achieved based on target performance) and settled in cash, shares or a combination thereof, generally within thirty days following the change in control.

In connection with a change in control in which awards are assumed and/or replaced by the surviving entity with a “replacement award,” to the extent the participant’s employment is involuntarily terminated by the Company without cause within two years following the change in control, then any such replacement award which is (i) a stock option or stock appreciation right will become fully vested and exercisable according to its terms and (ii) other awards will become fully vested and paid generally upon or within thirty days of the participant’s termination. “Replacement award” means an award (a) of the same type (e.g., option, stock unit, etc.) as the replaced award (or a different type than the replaced award if the Compensation Committee finds such type acceptable), (b) that has a value at least equal to the value of the replaced award, (c) that relates to publicly traded equity securities of the Company or its successor following the change in control (or another entity that is affiliated with the Company or its successor following the change in control), (d) that provides for full accelerated vesting upon the participant’s involuntary termination without cause within two years of the change in control, (e) with vesting conditions that continue on the same terms as the replaced award (except that any performance-based vesting conditions will be deemed to be satisfied at the greater of target performance and actual performance through the date of the change in control (unless measurement of actual performance cannot be reasonably assessed, in which case performance will be deemed achieved based on target performance)), and (f) that has other terms and conditions of which are not less favorable to the participant than the terms and conditions of the replaced award.

In connection with a change in control, the Compensation Committee may provide a cash payment in lieu of the right to exercise any stock option or stock appreciation right and may cause the payment of any other award to be made in cash instead of shares.

Restrictions

The Compensation Committee may cancel, rescind, withhold or otherwise limit or restrict any award at any time if the participant is not in compliance with the terms of the award agreement or the Amended Plan, or the participant breaches any other agreement with the Company with respect to non-competition, non-solicitation or confidentiality. In addition, the Compensation Committee may recover awards and payments under or gain in respect of awards to the extent required to comply with any Company policy or Section 10D of the Exchange Act, or any other applicable law or regulation.

Amendment and Termination

The Board of Directors may amend the Amended Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent such approval is required by applicable laws, regulations or rules. The Board may terminate the Amended Plan at any time and for any reason. The term of the Amended Plan is October 16, 2026, unless earlier terminated by the Board. The termination or amendment of the Amended Plan may not impair in any material respect any award previously made under the Amended Plan.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the Amended Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending on individual circumstances.

Non-Qualified Stock Options. If a participant is granted a nonqualified stock option under the Amended Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options. A participant receiving incentive stock options should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the incentive stock option requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the incentive stock option is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); stock units, including RSUs, are generally subject to tax at the time of payment.

Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Amended Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof. The Amended Plan does not provide for any excise tax gross-ups.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and RSU programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock. The awards made pursuant to the Amended Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Amended Plan are not exempt from coverage. However, if the Amended Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

New Plan Benefits

The number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Plan will be determined in the discretion of our Compensation Committee in the future, and our Compensation Committee has not made any determination to make future grants to any persons under the Amended Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended Plan or the benefits that would have been received by such participants if the Amended Plan had been in effect in the fiscal year ended May 26, 2024.

Plan Benefits

The table below sets forth summary information concerning the number of shares of our Common Stock subject to awards granted to certain persons under the Plan since its inception through May 26, 2024.

Certain awards set forth in this table for the named executive officers were granted in fiscal year 2023 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in fiscal year 2023 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards.

Name and Position	Number of Shares Underlying Stock Option Grants (#)	Number of Shares Underlying RSUs (#)
Named Executive Officers:
James G. Hall, Former President and Chief Executive Officer	529,375	270,000
John D. Morberg, Executive Vice President, Chief Financial Officer, and Secretary	228,000	113,623
Albert D. Bolles, Former President and Chief Executive Officer	—	—
All Current Executive Officers as a Group	757,375	383,623
All Current Non-Executive Directors as a Group	0	145,456
Current Directors:
Craig A. Barbarosh	0	18,182
Nathaniel Calloway	0	18,182
Raymond Diradoorian*	0	18,182
Jeffrey L. Edwards	0	18,182
Katrina L. Houde	0	18182

Christopher Kiper	0	18,182
Nelson Obus	0	18,182
Joshua E. Schechter*	0	18,182
Paul Josephs*	0	500,000
Jason Aryeh*	0	0
Each Associate of any of such Directors, Executive Officers, or Nominees	—	—
Each Other Person who Received or is to Receive 5% of such Options, Warrants or Rights	—	—
All Employees, including all Officers who are not Executive Officers, as a Group	1,035,200	710,775

* Company Nominee at this Annual Meeting

Registration of Shares

Upon approval of the Plan Amendment by our stockholders, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering the additional 300,000 shares issuable under the Amended Plan if we are eligible to do so.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2019 STOCK INCENTIVE PLAN.

PROPOSAL NO. 6

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

In addition to the opportunity to cast an advisory vote approving the compensation of our named executive officers (“say-on-pay vote”) through a vote on Proposal No. 4, pursuant to Section 14A of the Exchange Act, stockholders have the opportunity this year to cast an advisory vote on how frequently the Company will hold “say-on-pay” votes in the future. For this Proposal No. 6, stockholders may vote to have an advisory vote on future say-on-pay proposal every year, every two years, or every three years.

Our stockholders voted on a similar proposal at our 2017 annual meeting of stockholders, and more than a majority of the shares voting selected a say-on-pay proposal every year.

We continue to believe that the say-on-pay vote should be conducted every year, so that our stockholders may provide us with more frequent feedback on our compensation disclosures and the compensation of our named executive officers. We believe this will continue to give the Board and the Compensation Committee the opportunity to annually evaluate compensation decisions in light of ongoing stockholder feedback. An annual vote also is consistent with market practice and the articulated preference of our stockholders.

While this vote is advisory, and not binding on the Compensation Committee or the Board, the Board and Compensation Committee will take into account the outcome of the vote when making future decisions about our executive compensation policies and procedures.

You may vote “1 YEAR,” “2 YEAR,” “3 YEAR” or “ABSTAIN” on this Proposal No. 6. The option of every year, every two years or every three years that receives a plurality of the votes cast at the Annual Meeting by stockholders voting on Proposal No. 6 will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR “1 YEAR” ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 7

TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On July 8, 2024, the Board of Directors approved, subject to stockholder approval, an amendment (the “Authorized Shares Amendment”) to the Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 50,000,000 to 75,000,000. We are not increasing the authorized number of shares of Series A Preferred Stock.

Our Board determined that the Authorized Shares Amendment is advisable and in the best interests of the Company and our stockholders and necessary for general corporate purposes, as more fully described below. The Board recommends that stockholders adopt and approve the Authorized Shares Amendment at the Annual Meeting. If the Authorized Shares Amendment is so approved, the increase to our authorized shares of Common Stock will become effective on the date we file the Authorized Shares Amendment with the Secretary of State of the State of Delaware.

Form of the Amendment

The Authorized Shares Amendment would amend Section (A) of Article IV of the Certificate of Incorporation to read in its entirety as follows:

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Seventy-Five Million (75,000,000) each with a par value of $0.001 per share. The number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000), and the number of shares of Common Stock authorized to be issued is Seventy-Five Million (75,000,000).

The full text of Article IV, as amended by the Authorized Shares Amendment, is attached to this Proxy Statement as Appendix D.

Description of Common Stock

The Certificate of Incorporation currently authorizes the issuance of 50,000,000 shares of Common Stock at a par value of $0.001 per share. As of the Record Date, there were 30,864,869 shares of Common Stock issued and outstanding, 5,259,595 shares of Common Stock underlying equity awards granted pursuant to the Company’s 2019 Stock Incentive Plan or the Company’s Equity Inducement Plan (collectively, the “Equity Plans”), and 12,039,740 shares of Common Stock reserved for issuance upon conversion of our Series A Preferred Stock, in addition to the remaining availability under the Equity Plans. The Authorized Shares Amendment would not affect the number of authorized shares of our Series A Preferred Stock.

Purpose of the Amendment

Our Board believes that the current number of authorized shares of Common Stock is not adequate to enable us, as the need may arise, to take advantage of market conditions and favorable opportunities involving the issuance of our Common Stock without the delay and expense associated with the holding of a special meeting of our stockholders. The availability of additional authorized Common Stock will provide us with the flexibility in the future to issue shares of our Common Stock for general corporate purposes, such as raising additional capital, sales of Common Stock or securities convertible into or exercisable for Common Stock, and providing future equity incentives to employees, officers, and directors. We believe that the Authorized Shares Amendment will provide us with additional flexibility to meet business and financing needs as and when they may arise.

The Company intends to continue to consider transactions consistent with its business plan from time to time that could result in issuances of shares of Common Stock in the future. The Board will determine whether, when, and on what terms any issuance of shares of our Common Stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before issuance of the additional shares of our Common Stock authorized under the Authorized Shares Amendment, except as may be required for a particular transaction by our Certificate of Incorporation, the Bylaws, or the Certificate of Designations, or by applicable law or Nasdaq Listing Rules.

Rights of Additional Authorized Shares of Common Stock

Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The Authorized Shares Amendment would not alter the voting powers or relative rights of the Common Stock.

Potential Adverse Effects of the Amendment

Any future issuance of additional authorized shares of our Common Stock may, among other things, dilute the earnings per share of Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued. Additionally, this potential dilutive effect may cause a reduction in the market price of our Common Stock. Further, the Authorized Shares Amendment could adversely affect the ability of third parties to take us over or change our control by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of us with another company that our Board determines is not in our best interests or in the best interests of our stockholders. Our Board, however, does not intend or view the Authorized Shares Amendment as an anti-takeover measure, nor does it contemplate its use in this manner at any time in the foreseeable future.

None of the Delaware General Corporation Law, the Certificate of Incorporation, or our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their Common Stock.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

AUDIT COMMITTEE REPORT

Composition

The Audit Committee consists of the three directors whose names appear below and operates under a written charter adopted by the Board of Directors, which is available on our website at ir.lifecore.com. Each member of the Audit Committee meets the independence and financial experience requirements of the Nasdaq and the SEC currently in effect. In addition, the Board of Directors has determined that each of Mr. Edwards, Mr. Diradoorian and Ms. Houde is an audit committee financial expert, as defined by the rules and regulations of the SEC.

Responsibilities

The responsibilities of the Audit Committee include appointing an independent registered public accounting firm and assisting the Board of Director’s oversight of the preparation of the Company’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Management is responsible for the Company’s internal controls and financial reporting process. The Audit Committee’s responsibility is to oversee these processes and the Company’s internal controls. The Audit Committee members are not acting as professional accountants or auditors, and their functions are not to duplicate or to certify the activities of management and the independent registered public accounting firm.

Review with Management and Independent Auditors

The Audit Committee held seven meetings during fiscal year 2023. The Audit Committee met and held discussions with management. Management represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended May 29, 2022 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended May 28, 2023 with management and the Company’s independent registered public accounting firm.

The Audit Committee also met with the Company’s independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting, and all other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.

Summary

Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 28, 2023, as filed with the SEC.

This report is submitted by the Audit Committee.

Jeffrey L. Edwards (Chairperson)
Katrina L. Houde
Raymond Diradoorian

The foregoing report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock and Series A Preferred Stock as of July 5, 2024 as to (i) each person who is known by the Company to beneficially own more than 5% of any class of the Company’s voting stock, (ii) each of the Company’s directors and director nominees, (iii) each of the named executive officers named in the Summary Compensation Table of this Proxy Statement, and (iv) all directors and executive officers as a group. The business address of each director, director nominee, and executive officer named below is c/o Lifecore Biomedical, Inc., 3515 Lyman Blvd., Chaska, MN 55318.
The number of shares of stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to such shares.

	Shares Beneficially Owned
Name	Number of Shares of Common Stock(1)		Percent of Common Stock	Series A Preferred Stock Owned		Percent of Series A Preferred Stock	Combined Voting Power
5% Stockholder
Wynnefield Capital, Inc.	5,007,666	(2)	15.95%	3,561		8.39%	15.95%
Legion Partners Asset Management, LLC	4,921,849	(3)	15.00%	13,697		32.26%	15.00%
Cove Street Capital, LLC	2,052,314	(4)	6.55%	3,287	(5)	7.74%	6.55%
22NW, LP	4,099,529	(6)	12.34%	16,436		38.71%	12.34%
Greenhaven Road Investment Management, LP	1,902,639	(7)	6.16%	—		—%	6.16%
325 Capital	781,456		2.47%	5,479	(8)	12.90%	2.47%

Directors, Nominees, and Named Executives
Craig A. Barbarosh	58,073		*	—		—	*
Nathaniel Calloway, Ph.D.	4,099,529	(6)	12.34%	16,436		38.71%	12.34%
Raymond Diradoorian	39,978		*	—		—	*
Jeffrey L. Edwards	49,667		*	—		—	*
Katrina L. Houde	59,906		*	—		—	*
Christopher Kiper	4,940,031	(3)	15.00%	13,697		32.26%	15.00%
Nelson Obus	5,007,666	(2)	15.95%	3,561		8.39%	15.95%
Joshua E. Schechter	59,667		*	—		—	*
Paul Josephs	16,025		*	—		—	*
John D. Morberg	238,907		*	—		—	*

All current directors and executive officers as a group (10 persons)	14,569,449		40.84%	33,694		79.35%	40.84%
* Represents beneficial ownership of less than 1%

(1)Includes the following number of shares that could be acquired within 60 days of July 5, 2024, upon the exercise of stock options or vesting of restricted stock units for Mr. Morberg, 208,290 shares; and for all current directors and executive officers as a group, 208,290 shares. The number of shares of Common Stock beneficially owned by each holder reflects the total number of shares of Common Stock each such holder is deemed to beneficially own as of July 5, 2024, plus any shares of Common Stock that could be issued within 60 days of July 5, 2024 upon conversion of shares of Series A Preferred Stock beneficially owned by such holder, taking into account the Conversion Limits, including the Exchange Limit (as those terms are defined under “Questions and Answers Regarding the Annual Meeting—Can I vote at the 2023 Annual Meeting?”), which the Company met earlier this year.
(2)This information is based solely on an Amendment No. 10 to Schedule 13D filed on July 5, 2024 by Wynnefield Partners Small Cap Value, L.P. I (“Wynnefield Partners I”), Wynnefield Partners Small Cap Value, L.P. (“Wynnefield Partners”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“Wynnefield Offshore”), Wynnefield Capital, Inc. Profit Sharing Plan (“Wynnefield Plan”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”) and Nelson Obus and Joshua Landes (collectively, the “Wynnefield Investors”) reporting beneficial ownership as of July 2, 2024. According to the Schedule 13D/A, (i) Wynnefield Partners I has sole voting and sole dispositive power over 2,216,667 shares (including 243,814 shares issuable upon conversion of certain share of Series A Preferred Stock); (ii) Wynnefield Partners has sole voting and sole dispositive power over 1,396,408 shares (including 162,543 shares issuable upon conversion of certain shares of Series A Preferred Stock); (iii) Wynnefield Offshore has sole voting and sole dispositive power over 938,554 shares (including 101,589 shares issuable upon conversion of certain shares of Series A Preferred Stock); (iv) Wynnefield Plan has sole voting and sole dispositive power over 367,350 shares; (v) WCM has sole voting and sole dispositive power over 3,613,075 shares (including 406,357 shares issuable upon conversion of certain shares of Series A Preferred Stock); (vi) WCI has sole voting and sole dispositive power over 938,554 shares (including 101,589 shares issuable upon conversion of certain shares of Series A Preferred Stock); (vii) Mr. Obus has sole voting and sole dispositive power over 88,687 shares and shared voting and shared dispositive power over 4,918,979 shares (including 507,946 shares issuable upon conversion of certain shares of Series A Preferred Stock), and (viii) Mr. Landes has shared voting and shared dispositive power over 4,918,979 shares (including 507,946 shares issuable upon conversion of certain shares of Series A Preferred Stock). The address for each of the Wynnefield Investors is 450 Seventh Avenue, Suite 509, New York, New York 10123.

(3)This information is based solely on an Amendment No. 8 to Schedule 13D filed on July 1, 2024 by Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners, LLC, Legion Partners Asset Management, LLC, Legion Partners Holdings, LLC, Christopher S. Kiper and Raymond T. White (collectively the “Legion Investors”) reporting beneficial ownership as of July 1, 2024. According to the Schedule 13D/A, (i) Legion Partners, L.P. I, has shared voting and shared dispositive power over 4,593,174 shares (including 1,820,218 shares issuable upon conversion of certain shares of Series A Preferred Stock); (ii) Legion Partners, L.P. II, has shared voting and shared dispositive power over 340,071 shares (including 173,187 shares issuable upon conversion of certain shares of Series A Preferred Stock); (iii) Legion Partners, LLC has shared voting and shared dispositive power over 4,933,545 shares (including 1,993,405 shares issuable upon conversion of certain shares of Series A Preferred Stock) (iv) Legion Partners Asset Management, LLC has shared voting and shared dispositive power over 4,961,614 shares (including 1,993,405 shares issuable upon conversion of certain shares of Series A Preferred Stock and 9,887 shares underlying certain RSUs that were to vest within 60 days of the date hereof), and (iv) each of Legion Partners Holdings, LLC, Christopher S. Kiper and Raymond T. White has shared voting and shared dispositive power over 4,961,814 shares (including 1,993,405 shares issuable upon conversion of certain shares of Series A Preferred Stock). Each of Messrs. Kiper and White, as a managing director of Legion Partners Asset Management, LLC and a managing member of Legion Partners Holdings, LLC, may be deemed the beneficial owner of the (i) 4,593,174 shares beneficially owned by Legion Partners, L.P. I, (ii) 340,371 shares beneficially owned by Legion Partners, L.P. II, (iii) 200 shares beneficially owned by Legion Partners Holdings, LLC, and (iv) 28,069 shares that were granted to Mr. Kiper in his capacity as a director of the Company. The address for each of the Legion Investors is 12121 Wilshire Blvd, Suite 1240, Los Angeles, CA 90025.

(4)This information is based solely on an Amendment No. 1 to Schedule 13D filed on August 15, 2023 by Cove Street Capital LLC (“Cove Street”), Jeffrey Bronchick and CSC Partners Fund, LP (collectively, the “Cove Street Investors”) reporting ownership as of August 15, 2023. According to the Schedule 13D/A, (i) Cove Street has sole voting and dispositive power over 267,179 shares, shared voting power over 1,094,183 shares and shared dispositive power over 1,583,440 shares; (ii) Mr. Bronchick reported sole voting and dispositive power over 5,303 shares, shared voting power over 1,336,201 shares, and shared dispositive power over 1,583,440 shares; and (iii) CSC Partners Fund, LP has sole voting and dispositive power over 267,179 shares. Mr. Bronchick is a Principal and Portfolio Manager of Cove Street Capital, LLC. Cove Street Capital, LLC is a controlling owner of CSC Partners, LLC, which serves as the general partner of CSC Partners Fund, LP. The address for each of the Cove Street Investors is 525 South Douglas Street, Suite 225, El Segundo, California, 90245.

(5)Includes (i) 1,613.39 shares of Series A Preferred Stock over which each of Cove Street Capital, LLC and Mr. Bronchick has sole voting power; (ii) 1,613.39 shares of Series A Preferred Stock over which CSC Partners Fund, LP has sole voting and dispositive power. Mr. Bronchick is a Principal and Portfolio Manager of Cove Street Capital, LLC. Cove Street Capital, LLC controls CSC Partners Fund, LP. The address for each of the Cove Street Investors is 525 South Douglas Street, Suite 225, El Segundo, California, 90245.

(6)This information is based solely on an Amendment No. 5 to a Schedule 13D filed on July 1, 2024 by 22NW Fund, LP (“22NW Fund”), 22NW, LP (“22NW”), 22NW Fund GP, LLC (“22NW GP”), 22NW GP, Inc. (“22NW Inc.”), Aron R. English, Bryson O. Hirai-Hadley, Nathaniel Calloway, Jason Aryeh, Richard Cunningham, Matthew Korenberg, Elaine Thibodeau, and Beau Garrett (collectively, the “22NW Investors”). According to the Schedule 13D/A, the 22NW Investors hold (i) 4,103,221 shares (including 2,348,060 shares issuable upon conversion of certain shares of Series A Preferred Stock) over which each of 22NW Fund, 22NW, 22NW GP, 22NW Inc. and Mr. English has sole voting and dispositive power; (ii) 583 shares underlying certain RSUs that have vested or will vest within 60 days of June 11, 2024, the date on which the Schedule 13D/A was filed, over which Mr. Hirai-Hadley has sole voting and dispositive power and (iii) 28,069 shares over which Dr. Calloway has sole voting and dispositive power. 22NW Inc. is the general partner of 22NW, which is the investment manager of 22NW Fund. 22NW GP is the general partner of 22NW Fund. Mr. English is the Portfolio Manager of 22NW, Manager of 22NW GP and President and sole shareholder of 22NW Inc. Mr. Hirai-Hadley is head of research and partner at 22NW, and Dr. Calloway is an analyst and partner at 22NW. By virtue of their respective positions with 22NW Fund, each of 22NW, 22NW GP, 22NW Inc. and Mr. English may be deemed to have sole power to vote and dispose of the shares directly beneficially owned by 22NW Fund. None of Messrs. Aryeh, Cunningham, Korenberg or Garrett, nor Ms. Thibodeau, has the sole power to vote and dispose of any shares. The address of the principal office of each of 22NW Fund, 22NW, 22NW GP, 22NW Inc., Mr. English and Dr. Calloway is 590 1st Avenue South, Unit C1, Seattle, WA 98104. The principal business address of Mr. Aryeh is 34 Sumner Rd., Greenwich, CT 06831; of Mr. Cunningham is 73 Pin Pack Rd.,

Ridgefield, CT 06877; of Mr. Garrett is 15261 Telcom Drive, Brooksville, FL 34604; of Ms. Thibodeau is 2020 Derbyshire Road, Furlong, PA 18925; and of Mr. Korenberg is 712 Sturbridge Drive, Bryn Mawr, PA 19010.

(7)This information is based solely on a Schedule 13G filed on June 30, 2023 by Scott Miller, Greenhaven Road Investment Management, LP (“Greenhaven IM”), MVM Funds, LLC (“MVM”), Greenhaven Road Capital Fund 1, L.P. (“Greenhaven Fund 1”), and Greenhaven Road Capital Fund 2, L.P (“Greenhaven Fund 2” and, together with Greenhaven Fund 1, the “Funds”) (collectively, the “Greenhaven Investors”) reporting beneficial ownership as of June 21, 2023. According to the Schedule 13G, (i) each of Scott Miller, Greenhaven IM, and MVM has sole voting and sole dispositive power over 1,902,639 shares, (ii) Greenhaven Fund 1 has sole voting and sole dispositive power over 872,741 shares, and (ii) Greenhaven Fund 2 has sole voting and dispositive power over 1,029,898 shares, with the Funds directly owning the shares reported on the Schedule 13G. Greenhaven IM is the investment manager of Greenhaven Fund 1 and Greenhaven Fund 2. MVM is the general partner of each Greenhaven Fund 1, Greenhaven Fund 2 and Greenhaven IM. Mr. Miller is the controlling person of MVM. Accordingly, Mr. Miller, Greenhaven IM and MVM may be deemed to beneficially own the Common Stock directly owned by the Funds. The address for each of the Greenhaven Investors is 8 Sound Shore Drive, Suite 190, Greenwich, CT, 06830.

(8)Includes (i) 833 shares of Series A Preferred Stock held by 325 Capital Master Fund; (ii) 446 shares of Series A Preferred Stock held by Gothic ERP 649947; (iii) 2,417 shares of Series A Preferred Stock held by Gothic Corp 649429; (iv) 901 shares of Series A Preferred Stock held by Gothic JBD LLC 650324; and (v) 781 shares of Series A Preferred Stock held by Gothic HSP Corp 649359 (collectively, the “325 Capital Investors”). 325 Capital Master Fund LP has voting and investment discretion over the securities held by each of the 325 Capital Investors. The address for each of the 325 Capital Investors is 280 S Mangum St., Suite 210 Durham, NC 27701.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the philosophy, objectives and structure of our fiscal year 2023 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information.

The following executive officers constituted our Named Executive Officers (“NEOs”):

James G. Hall	President and Chief Executive Officer
John D. Morberg	Executive Vice President, Chief Financial Officer, and Secretary
Albert D. Bolles, Ph.D.	Former President and Chief Executive Officer

Fiscal year 2023 was a transition year for Lifecore as the food assets of Curation Foods were sold, the Company was transformed into a life sciences company and the name changed from Landec to Lifecore Biomedical, leadership was moved from California to the Lifecore entity in Chaska, Minneapolis, and Mr. Hall became President and Chief Executive Officer (“CEO”) to succeed Dr. Bolles. On August 10, 2022, Dr. Bolles resigned as the Company’s CEO and as a director of the Board of Directors, effective immediately, to transition to serve as President of Curation Foods. As described further below, Dr. Bolles and the Company entered into a Transition and Separation Agreement providing for Dr. Bolles' separation from the Company. On August 10, 2022, the Board appointed Mr. Hall as the Company’s CEO and as a director of the Board of Directors, succeeding Dr. Bolles.

CD&A Reference Guide

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Establishing Executive Compensation	Section III
Compensation Competitive Analysis	Section IV
Elements of Compensation	Section V
Additional Compensation Practices and Policies	Section VI

I.     Executive Summary

Strategy

Our goal remains to deliver value to all stockholders by maximizing profitable growth, while simultaneously respecting and preserving the planet for future generations. To this end, we will continue to focus on activities that advance profitable growth, operational excellence, consumer and customer driven innovations, sustainability, and exceptional care of all people.

Lifecore

Lifecore is a fully integrated CDMO that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade sodium hyaluronic (“HA”) in bulk form as well as formulated and filled syringes and vials for injectable products used in treating a broad spectrum of medical conditions and procedures. Lifecore uses its fermentation process and aseptic formulation and filling expertise to be a leader in the development of HA-based products for multiple applications and to take advantage of non-HA device and drug opportunities which leverage its expertise in manufacturing and aseptic syringe filling capabilities. Lifecore CDMO provides product development services to its partners for HA-based, as well as non-HA based, aseptically formulated and filled products. These services include activities such as technology development, material component changes, analytical method development, formulation development, pilot studies, stability studies, process validation and production of materials for clinical studies. The Company brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market.

•Short-term Incentive Compensation Program

Our short-term incentive program is designed to focus our executives on the achievement of annual objectives which we believe will drive the delivery of enhanced stockholder value over the long term. The Lifecore, fiscal year 2023 annual cash incentive award was based on Lifecore exceeding Lifecore segment minimum Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) of $33.413 million. Upon achieving this Lifecore segment adjusted EBITDA bonus funding gate, then 75% of the bonus was based on Lifecore segment adjusted EBITDA (goal was $38.805 million), and 25% on Lifecore segment revenue level (goal was $128.1 million.). No cash bonuses were earned or paid in fiscal 2023 because Lifecore segment adjusted EBITDA did not meet the threshold of $33.413 million. Dr. Bolles at Curation Foods was not eligible for a short-term incentive cash bonus in fiscal 2023 because his transition was expected as part of the planned transformation of the Company from Landec to Lifecore.

•Continued Strong Stockholder Support for Our Pay Program

At the 2022 Annual Meeting of Stockholders, once again, we received strong support for our say-on-pay proposal (over 93.5%). Our Compensation Committee believes this reflects stockholders’ support for our pay-for-performance philosophy and practice.

•Components of Our Compensation Program

The Compensation Committee oversees our executive compensation program, which includes several compensation elements that have each been tailored to reward specific aspects of overall Lifecore and business line performance that the Board believes are central to delivering long-term stockholder value.

Base Salary
Base salaries are set to be competitive to the marketplace. Base salaries are not automatically adjusted annually but instead are adjusted when the Compensation Committee judges that a change is warranted due to changes in an executive officer’s responsibilities, demonstrated performance or relevant market data.

Short-Term Incentives
Funding of the fiscal year 2023 annual cash incentive pool at target was based 75% on adjusted EBITDA and 25% on revenue, but only if Lifecore achieved Adjusted EBITDA $33.413 million. The maximum payout was 200% of their target bonus for all plan participants.

Long-Term Incentives
Long-term equity awards provide an incentive to executives to increase long-term stockholder value, while also providing a retention vehicle for our executives. The Compensation Committee used an approximate mix of 30% RSUs and 70% options for NEO's to promote the options inherent requirement to increase stock price to realize value while providing some retention in the form of three-year cliff vesting RSUs.

Compensation Governance Practices
Our pay-for-performance philosophy and compensation governance practices provide an appropriate framework for our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Some of our practices include:

Best Practices We Employ
Long-term focus. The majority of our executive compensation is tied to long-term performance.
Equity Ownership Guidelines. We have robust equity ownership guidelines of 5x salary for our CEO and 3x salary for other executive officers.
Equity Holding Requirements. We have implemented holding requirements for executives wherein each executive must retain at least 50% of equity granted until minimum share ownership requirements are achieved.

Clawback Policy. We have implemented a recoupment, or “clawback” policy, to recover incentive compensation in the event of certain restatements of the financial results of the Company. Effective October 2, 2023, we enhanced our compensation recoupment policy to comply with Section 10D of the Exchange Act and Rule 10-D promulgated thereunder, as well as Nasdaq listing rules.

No Excessive Benefits. We offer limited perquisites and other benefits to our executive officers.
No Section 280G Gross-ups. None of our executive officers are entitled to an excise tax gross-up of the payments received in connection with a change in control.
Director Independence. The Compensation Committee is made up entirely of independent directors.
Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant to advise on our executive compensation programs and practices.

Say on Pay Voting Results

At the 2022 Annual Meeting of Stockholders, our say-on-pay proposal received strong support, garnering support from over 93.5% of votes cast. The Compensation Committee believes this reflects stockholder support for our past executive compensation philosophy, policies, and programs.

II.     Compensation Philosophy and Objectives

Lifecore’s compensation program is intended to meet three principal objectives:

1)attract, retain and reward officers and other key employees;
2)motivate these individuals to achieve the Company’s short-term and long-term strategic goals; and
3)align the interests of our executives with those of our stockholders.

The compensation program is designed to balance an executive’s achievements in managing the day-to-day business and addressing shorter-term challenges facing the Company and its subsidiaries, such as competitive pressures, or regulatory delays, with incentives to achieve our long-term goal of increasing profitability in our biomaterials businesses by creating innovative products and efficient manufacturing processes.
Other considerations for assessing the amount of salary, short-term incentive, and long-term incentive compensation include Lifecore’s business objectives, its fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends and regulatory requirements.
III.     Establishing Executive Compensation
Lifecore’s executive compensation program is overseen and administered by the Compensation Committee, which is comprised entirely of independent directors as determined in accordance with applicable Nasdaq and SEC rules. The Compensation Committee operates under a written charter adopted by our Board of Directors. A copy of the Compensation Committee’s charter is available at www.lifecore.com.
In determining the elements of compensation that are used to implement Lifecore’s overall compensation policies, the Compensation Committee takes into consideration a number of objective factors related to Lifecore’s performance, such as, EBITDA, revenue, cash flow and operational performance, as well as the competitive practices in the compensation peer group. The Compensation Committee evaluates the Company’s financial and strategic performance in the context of determining compensation as well as the individual performance, succession plans and importance to our future success of each executive officer.
The Compensation Committee meets regularly to review overall executive compensation. The Compensation Committee also meets with Lifecore's CEO and other executives to obtain recommendations with respect to Company compensation programs, practices and packages for executives and other employees. The CEO makes recommendations to the Compensation Committee on the base salary, annual cash incentive targets and equity compensation for the executive team and other employees, but not for herself or himself. The Compensation Committee has the ultimate responsibility for determining executive compensation.
Role of the Compensation Consultant

The Compensation Committee retained Frederic W. Cook & Co (“FW Cook”) to provide consulting services in fiscal year 2023, including advice on the compensation philosophy, incentive plan designs, executive compensation analysis, and CD&A disclosure, among other compensation topics. FW Cook provides no services to the Company other than consulting services provided to the Compensation Committee.

The Compensation Committee has conducted a specific review of its relationship with FW Cook and determined that FW Cook’s work for the Compensation Committee does not raise any conflicts of interest. FW Cook’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Act, the SEC and Nasdaq.

IV.     Compensation Competitive Analysis
Our Compensation Committee uses peer group information to provide context for its compensation decision-making for our executive officers. The Compensation Committee reset the peer group before making fiscal 2023 compensation decision so that the peers reflected the Lifecore business and its market for both life sciences executive talent and for investment.
Fiscal Year 2023 Peers and Philosophy
Peer group data is gathered with respect to base salary, bonus targets and equity awards (including stock options, performance shares, restricted stock and long-term, and any cash-based long-term awards). To assist in determining compensation for fiscal year 2023, FW Cook helped the Compensation Committee to identify companies similar to Lifecore with respect to life sciences sector, market capitalization and revenue to provide a broad perspective on competitive pay levels and practices. This determination of the peer group companies occurred in late fiscal year 2022 to prepare for fiscal year 2023 decision-making. Peer companies generally fell into the following parameters:
•Sector: Contract development and manufacturing organizations, contract research organizations, medical technology and device, commercial drug development or pharma, and healthcare.
•Revenue: Revenue up to $300 million.
•Market Capitalization: up to $1.1 billion in the prior fiscal year, which was up to a little less than 4x Lifecore’s market capitalization when work occurred.

Using these criteria, the Compensation Committee determined that the following 19 companies comprised the Company’s 2023 peer group. At the time the Compensation Committee set the fiscal year 2023 peer group, Lifecore's market capitalization was approximately $280 million as compared to the median market capitalization of the peer group companies of approximately $160:

ANI Pharma	OraSure Tech
Anika Thera	Orgenesis
Artivion	ProPhase Labs
Avid Bioservices	Retractable Tech
Cerus	Sharps Compliance
ChromaDex	Sientra
Harvard Bioscience	Societal CDMO
iBio	Standard Bio Tools
Infu System	Surmodics
Inotiv

The Compensation Committee does not benchmark compensation to a particular level, but rather uses competitive market data as a reference point among several when determining appropriate pay levels. On an overall basis, Lifecore's goal is to target total compensation for executive officers at a level that is near the 50th percentile within the 2023 peer group, but other considerations include each executive’s particular experience, unique and critical skills, scope of responsibilities, proven performance, succession management and retention considerations, and the need to recruit new executives. The Compensation Committee analyzes base pay, target cash compensation and target total direct compensation within this broader context.

The CEO’s salary, target cash compensation, equity award value, and total compensation during fiscal year 2023 were set below the median of the fiscal year 2023 peers upon promotion of Mr. Hall to the CEO role.
V.     Elements of Compensation
As outlined above, there are three major elements that comprise Lifecore’s executive compensation program: (i) base salary; (ii) annual cash incentive opportunities; and (iii) long-term incentives, which for fiscal year 2023, were in the form of stock options and restricted stock units.

Further, for Dr. Bolles, severance was provided upon his termination consistent with the terms of his employment agreement.
Base Salaries
The base salaries of executive officers are set at levels intended to be competitive with those companies in our peer group with which we compete for executive talent. All were either at or slightly below the median and increases were set at or below the market rate, except where a market shortfall was detected or for a high performing employee critical to future success. In determining base salary, the Compensation Committee also considers factors such as:

•job performance
•skill set
•prior experience
•the executive’s time in his or her position with Lifecore
•internal consistency regarding pay levels for similar positions or skill levels within the Company
•location of the position
•whether the role was corporate or divisional
•external pressures to attract and retain talent and
•market conditions generally

Mr. Hall’s salary in fiscal year 2023 was increased to reflect his promotion from the head of the Lifecore division to CEO of Lifecore after the majority of the Company’s food assets were divested. In fiscal years 2023 and 2022, annual base salaries for our named executive officers were as follows:

Name	FY 2023	FY 2022	% Change
James G. Hall	$500,000	$344,844	45%
John D. Morberg	$448,050	$422,300	6%
Albert D. Bolles, Ph. D.	$657,758	$657,758	—%

Annual Cash Incentive Award Plan

Lifecore maintains an annual cash incentive award plan (the “Cash Incentive Award Plan”) for senior executives to encourage and reward achievement of Lifecore’s business goals and to assist Lifecore in attracting and retaining executives by offering an opportunity to earn a competitive level of compensation. This plan is consistent with our overall pay-for-performance philosophy and our goal of attracting and retaining top level executive officers in the industry.

In keeping with our pay for performance philosophy, a portion of our executives’ annual compensation is “at risk” compensation. This has resulted in most of our Named Executive Officers not receiving any annual cash incentive award or only a portion of their targeted award in recent years.

Award targets are set as a percentage of base salary. Incentive award targets and ranges are typically set early in each fiscal year, together with performance goals. The overall corporate and business unit objectives are intended to be challenging but achievable. Such objectives are based on actual performance compared to predetermined financial performance targets, which are weighted depending upon whether the employee is a member of a business unit or the corporate staff. Incentive award targets and criteria for executive officers are subject to approval by the Compensation Committee.

Fiscal Year 2023 Cash Incentive Award Plan

The Cash Incentive Award Plan for fiscal year 2023 included financial objectives for Lifecore. The financial objectives used were Adjusted EBITDA (weighted 75%) and Revenue (weighted 25%). The goals were based on the internal operating plan approved by the Board of Directors for fiscal year 2023. Adjusted EBITDA was used as the primary metric because it requires both top line revenue and cost control which are viewed as inputs for creating stockholder value, while revenue was added as a lesser measure in fiscal year 2023 to reflect an incentive to grow Lifecore’s business as part of the transition. The focus on Adjusted EBITDA was further reinforced with a requirement to achieve threshold.

For fiscal year 2023, the target annual cash incentive award was 100% of base salary for Mr. Hall and 60% of base salary for Mr. Morberg, while Mr. Bolles was not provided a fiscal 2023 cash incentive opportunity due to the previously described transition in the President and Chief Executive Officer role position.

Performance Goals

In fiscal year 2023, performance measures were broken into two categories:

Adjusted EBITDA of $38.805 million with Adjusted EBITDA performance weighted 75% and revenue goal of $128.1 million, with revenue performance weighted 25%. Adjusted EBITDA is defined as EBITDA, excluding restructuring charges, other non-recurring charges, and management fees, and including the cost of bonuses.

75% Weighting EBITDA Portion of Bonus				+	25% Weighting Revenue Portion of Bonus
($000s)		% of	% EBITDA		($000s)		% of	% Revenue
	FY23	EBITDA	Target			FY23	Revenue	Target
	EBITDA	Goal	Earned			Revenue	Goal	Earned
Cap	$50,447	130%	175%		Cap	$147,315	115%	115%
Goal	$38,805	100%	100%		Goal	$128,100	100%	100%
Threshold	$33,413	86%	—%		Threshold	$115,290	90%	90%

Interpolation used if performance is between points shown.
EBITDA threshold must be met for any bonus to be earned.

Fiscal Year 2023 Earned Annual Cash Incentives

No bonus would be earned if Adjusted EBITDA was below the threshold of $33.413 million under the fiscal year 2023 Plan, and actual Adjusted EBITDA was $7.24 million for fiscal 2023. As a result of falling short of the Plan threshold, the Company did not pay any performance bonus to Mr. Hall or to Mr. Morberg for fiscal 2023. Based on the metrics and actual performance described above, the Named Executive Officers’ target annual incentive awards and actual amounts earned for fiscal year 2023 were as follows:

Name	Target as % of Base Salary	Target ($)	Actual 2023 Cash Award ($)
James G. Hall	100%	$500,000	—
John D. Morberg	60%	$268,830	—

Long-Term Incentive Compensation
Lifecore provides long-term incentive compensation through equity-based, and awards intended to align the interests of officers with those of the stockholders by creating an incentive for officers to maximize long-term stockholder value. At the same time, our long-term awards are designed to encourage officers to remain employed with Lifecore despite a competitive labor market in our industry.
Award Types
Awards to eligible employees, including Named Executive Officers, are generally made on an annual basis. Equity-based awards historically have taken the form of stock options and RSUs. The RSUs to ensure retention through short-term market volatility typically vest on the third anniversary of the grant date. Stock option awards provide that one-third vests on the first anniversary of the grant date and then 1/36th of the remaining unvested amount vests each month thereafter.

Lifecore grants stock options because they can be an effective tool for meeting Lifecore’s goal of increasing long-term stockholder value. Employees are able to profit from stock options only if Lifecore’s stock price increases in value over the stock option’s exercise price. Lifecore also granted RSUs to ensure retention through short-term market volatility, while still maintaining the link to shareholder value. Fewer RSUs are needed to provide the same retention and incentive value as a stock option and the Company’s internal view during fiscal 2023 was that one RSU was equivalent to two stock options, which was based generally on the Black-Scholes value of options.
In fiscal year 2023, the Compensation Committee utilized stock options and restricted stock units for the Named Executive Officers because they are a simple way to ensure that executives realize a reward in the event that stockholders experience stock price appreciation and for retention.

Equity Grants in Fiscal Year 2023
In general, long-term incentive awards granted to each executive officer are determined based on a number of qualitative factors, considered holistically, including an analysis of competitive market data, the officer’s degree of responsibility, general level of performance, ability to affect future Company performance, salary level, promotion to CEO (in the case of Mr. Hall) and recent noteworthy achievements, as well as prior years’ awards. Further, the awards to the two ongoing Lifecore NEOs, Mr. Hall and Mr. Morberg, were made in two parts with the first award reflecting their responsibility prior to Lifecore becoming the primary company and the second award reflecting the Company’s change from Landec to Lifecore. Dr. Bolles was not provided an equity award in fiscal 2023. Awards to Mr. Hall and Morberg were primarily options as shown in the table below:

Equity		Grant		Conversion	Option-	Implied
Type	Name	Date	Shares	to Options (1)	Equivalents	Equity Mix
Options	Hall	7/14/2022	60,000	1	60,000	70% Options
	Hall	8/11/2022	150,000	1	150,000

RSUs	Hall	8/11/2022	45,000	2	90,000	30% RSUs

			Total Option-Equivalents		300,000

Options	Morberg	7/14/2022	50,000	1	50,000	63% Options
	Morberg	8/11/2022	13,000	1	13,000

RSUs	Morberg	7/14/2022	5,123	2	10,246	37% RSUs
	Morberg	8/11/2022	13,500	2	27,000

			Total Option-Equivalents		100,246
(1)	The Company's view was that 1 RSU was equivalent to 2 options

In total, the number of stock option and RSUs awarded to Messrs. Hall and Morberg was as follows:

Name	Stock Options (#)	RSUs (#)
James G. Hall	210,000	45,000
John D. Morberg	63,000	18,623

VI.     Additional Compensation Policies and Practices
Clawback Policy
In May 2014, the Board of Directors adopted an executive compensation clawback policy, which provides for recoupment of executive incentive compensation in the event of certain restatements of the financial results of the Company. Under the policy, in the event of a substantial restatement of the Company’s financial results due to material noncompliance with financial reporting requirements, if the Board of Directors determines in good faith that any portion of a current or former executive officer’s incentive compensation was paid as a result of such noncompliance, then the Company may recover that portion of such compensation that was based on the erroneous financial data. In determining whether to seek recovery of compensation, the Board of Directors or the Compensation Committee may take into account any considerations it deems appropriate, including whether the assertion of a claim may violate applicable law or adversely impact the interests of the Company in any related proceeding or investigation, the extent to which the executive officer was responsible for the error that resulted in the restatement, and the cost and likely outcome of any potential litigation in connection with the Company’s attempts to recoup such compensation. The Board of Directors and the Compensation Committee is considering the application of the May 2014 executive compensation clawback policy in light of the previously disclosed restatements of the Company’s financial statements as of and for the fiscal years ended May 29, 2022 and May 30, 2021, as well as other periods.

On November 30, 2023, the Board of Directors adopted a compensation recoupment policy with an effective date of October 2, 2023, in order to comply with Nasdaq Listing Rules and Rule 10D-1 promulgated under the Exchange Act. The policy will be administered by the Compensation Committee of the Board consisting solely of directors that are “independent” under rules of the Nasdaq Stock Market or, in the absence of such committee, the independent directors serving on the Board of Directors (acting by a majority). The policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers (each, a “Covered Officer”) of the Company in the event of any required accounting restatement of the financial statements of the Company due to the material noncompliance of the Company with any financial reporting requirement under the applicable U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Under the policy Company must recoup from the Covered Officer erroneously awarded incentive compensation received within a look back period of the three completed fiscal years preceding the date on which the Company is required to prepare such accounting restatement, as well as any required transition period resulting from a change in the Company’s fiscal year.

Transactions in Company Securities

Our insider trading policy prohibits our directors, officers, and employees from engaging in certain speculative or hedging transactions in our securities, such as puts, calls, collars, swaps, forward sale contracts, and other derivative securities transactions involving the Company’s equity securities, on an exchange or in any other organized market.

Executive Stock Ownership Requirements

To promote a focus on long-term growth and to align the interests of the Company’s officers with those of its stockholder, the Board of Directors has adopted stock ownership guidelines requiring certain minimum ownership levels of Common Stock, based on position:

Position	Requirement
CEO	5x base salary
Other executive officers	3x base salary

For purposes of the guidelines, the value of a share of Common Stock, outstanding options, and/or unvested RSUs is measured as the greater of (i) the then current market price or (ii) the closing price of a share of Common Stock on the date when the stock was acquired.
Newly appointed executive officers have five years from the date they are appointed or promoted to meet these guidelines. In the event of an increase in base salary, the executive officer will have two years from the date of the increase to acquire any additional shares or RSUs needed to meet the guidelines. Until the required ownership level is reached, executive officers are required to retain 50% of net shares acquired upon any future vesting of RSUs and/or exercise of stock options, after deducting shares used to pay any applicable taxes and/or exercise price. All named executive officers of the Company were in compliance with these guidelines as of May 28, 2023.

Re-location Bonus for Executive Vice President, Chief Financial Officer, and Secretary Mr. Morberg

Mr. Morberg was hired to be the Executive Vice President, Chief Financial Officer, and Secretary of Landec in 2021. Mr. Morberg and Landec were based in California from the time of hire until fiscal 2023. In fiscal 2023 Mr. Morberg re-located from California to the Company’s new headquarters in Minnesota following the transition from Landec to Lifecore. The Compensation Committee determined to provide Mr. Morberg with re-location assistance for $60,000 to cover expenses for moving, temporary housing, and related travel.
Employment Agreements with Current Executive Officers
We do not have any employment agreement with James G. Hall, who serves as our President and Chief Executive Officer. However, Mr. Hall is a participant in our Executive Change in Control Severance Plan described below under “Executive Compensation and Related Information – Potential Payments upon Termination or Change in Control.”

On January 18, 2021, the Company entered into an executive employment agreement with John D. Morberg, the Company’s Executive Vice President, Chief Financial Officer and, Secretary, setting forth the terms of his employment (the “Morberg Agreement”). The Morberg Agreement provides that Mr. Morberg will be paid a minimum annual base salary of $448,050, and he will participate in the Company’s annual Cash Incentive Award Plan with a minimum target bonus equal to 60% of his annual base salary (pro-rated for any partial year of service). Mr. Morberg is also eligible to receive reimbursement of certain relocation expenses, as well as future grants of equity-based awards at such times and in such amounts as determined by the Compensation Committee. In connection with his appointment, and pursuant to the terms of the Morberg Agreement, Mr. Morberg also was granted equity awards in the form of a stock option award and an RSU award, each of which was granted on January 18, 2021, pursuant to the Company’s 2019 Stock Incentive Plan. The stock option grant provides Mr. Morberg with the option to purchase 100,000 shares of the Company’s common stock, exercisable (i) with respect to one-third of the shares underlying the option on January 18, 2022, and (ii) with respect to the remaining shares, in 1/36th installments on each monthly anniversary thereafter, in each case subject to Mr. Morberg’s continued employment through the applicable vesting date. The RSU award provides for the issuance of 17,500 shares of the Company’s common stock upon vesting, such vesting to occur in full on January 18, 2024, subject to his continued employment through such date.

In the event that Mr. Morberg’s employment is terminated by the Company without “cause” or by Mr. Morberg for “good reason” in either case, Mr. Morberg will be eligible to receive the following payments and benefits: a cash amount equal to Mr. Morberg’s then-current annual base salary, to be paid in substantially equal installments over the 12-month period following the termination date; a cash payment equal to Mr. Morberg’s pro-rated target cash performance bonus for the year in which the termination occurs; Company-subsidized COBRA premium payments for Mr. Morberg and his covered dependents for up to the maximum period permitted under COBRA; and partial accelerated vesting of all outstanding Company equity awards that would have vested over the one-year period following the termination date (or, if either such termination occurs on or within two years following a “change in control,” full accelerated vesting of all outstanding Company equity awards, with performance-based awards vesting at target performance values, unless otherwise specified in the applicable award agreement). Mr. Morberg’s right to receive the severance payments and benefits described above is subject to his delivery and, as applicable, non-revocation of a general release of claims in our favor. Mr. Morberg is not a participant in our Executive Change in Control Severance Plan described below.

As part of the Employment Agreement, Mr. Morberg agreed not to solicit employees or consultants of the Company during his employment and for a period of two years following his termination.
Transition and Separation Agreement with Former President and Chief Executive Officer
Dr. Albert D. Bolles served as our President and Chief Executive Officer from May 2019 until August 10, 2022, when the Board appointed Mr. Hall as our President and Chief Executive Officer to succeed Dr. Bolles.

In connection with this succession plan, on August 10, 2022, Dr. Bolles and the Company entered into a Transition and Separation Agreement (the “Separation Agreement”). In accordance with the Separation Agreement, Dr. Bolles resigned as our President and Chief Executive Officer and as a director of the Board on August 10, 2022 and began employment as President of Curation Foods on an at-will basis for a period ending the earlier of the sale of all or substantially all of the Company’s avocado and guacamole business and Dr. Bolles’s termination of employment for any reason (such earlier date, the “Separation Date”). The Separation Date occurred on February 10, 2023, with the sale of the Company’s avocado and guacamole business.

Under the Separation Agreement, Dr. Bolles continued to receive an annual base salary in the amount of $657,758 and continued vesting of Company equity awards that vest based on the passage of time until the Separation Date. The performance restricted stock unit award held by Dr. Bolles as of the Separation Date was forfeited without consideration.

Dr. Bolles was not eligible to participate in the Company’s annual cash bonus plan for fiscal year 2023. However, for purposes of determining any severance benefits under the Separation Agreement, his target bonus was equal to 100% of his base salary.

Additionally, pursuant to the terms of the Separation Agreement, subject to Dr. Bolles’s execution and non-revocation of a general release of claims, continued service through the Separation Date and continued compliance with certain covenants set forth in the Separation Agreement and his employment agreement with the Company, the Company agreed to provide Dr. Bolles with the payments and benefits applicable to a termination by the Company without cause following a change in control as described in his employment agreement dated effective as of July 23, 2020 and amended effective as of May 19, 2022.

Under the employment agreement with Dr. Bolles, in the event of the termination of the employment of Dr. Bolles without cause following a change in control, Dr. Bolles would receive a cash payment equal to 100% of the sum of (i) Dr. Bolles’ then-current annual base salary, plus (ii) his target cash performance bonus for the year in which the termination occurs, to be paid in substantially equal installments over the 18-month period following the termination date. Additionally, Dr. Bolles would be entitled to a cash payment equal to his target bonus, pro-rated by the number of days elapsed in the fiscal year, payable in a lump sum. The Company would also be obligated to pay the monthly premiums for continuing COBRA for Dr. Bolles and his covered dependents for up to the maximum period permitted under COBRA. All of the outstanding Company equity awards (other than the performance restricted stock unit award described in the Separation Agreement) would be immediately vested in full as of the date of termination.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2023. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
This report is submitted by the Compensation Committee:
Joshua E. Schechter (Chairperson)
Nelson Obus
Raymond Diradoorian
Craig A. Barbarosh

The foregoing report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Lifecore specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation

The following table shows, for (i) James G. Hall, who served as our President and Chief Executive Officer during a portion of fiscal year 2023 beginning August 10, 2022, (ii) John D. Morberg, who served as our Executive Vice President, Chief Financial Officer, and Secretary in fiscal years 2023 and 2022 and the portion of fiscal year 2021 beginning January 18, 2021, and (iii) Albert D. Bolles who served as our President and Chief Executive Officer during a portion of fiscal year 2023 until his resignation on August 10, 2022 (together referred to as our “Named Executive Officers”), information concerning compensation earned for services in all capacities during the years indicated.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
James G. Hall	2023	$485,435	$—	$508,950	$731,661	$—	$38,167	$1,764,213
President and Chief Executive Officer	2022	$379,972	$—	$—	$201,462	$294,873	$36,721	$913,028
	2021	$365,373	$—	$33,578	$120,923	$315,589	$25,294	$860,757

John D. Morberg	2023	$433,359	$—	$202,685	$203,594	$—	$87,457	$927,096
Executive Vice President, Chief Financial Officer, and Secretary	2022	$420,881	$—	$—	$174,600	$—	$22,550	$618,031
	2021	$141,923	$85,416	$189,525	$266,884	$—	$4,330	$688,078
			$—
Albert D. Bolles	2023	$538,856	$—	$—		$—	$802,582	1,341,438
Former President and Chief Executive Officer	2022	$655,547	$—	$—	$268,616	$—	$32,647	$956,810
	2021	$633,592	$319,300	$141,840	$—	$—	$36,567	$1,131,299

(1)The amounts shown were discretionary bonuses.

(2)Reflects the aggregate grant date fair value of restricted stock unit awards and the grant date fair value of option awards in the respective fiscal year, as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation using the assumptions discussed in Note 5, “Stock-based Compensation and Stockholders’ Equity,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended May 28, 2023. These amounts do not reflect the actual economic value or gain that will be realized by our Named Executive Officers relating to these awards. The amount of value realized by our executives may be significantly different than this figure depending on our future stock price performance.

(3)The amounts shown for each of the years reflect the annual cash incentive earned for the year noted.

(4)Includes the following amounts for fiscal year 2023:

Name	Company-Paid Life Insurance	401k Match	Company-Paid Long Term Disability Insurance	Executive Medical	Severance Benefits	Relocation Allowance	Total
Mr. Hall	$720	$10,429	$4,314	$22,704	$—	$—	$38,167
Mr. Morberg	$930	$15,186	$313	$11,028	$—	$60,000	$87,457
Dr. Bolles	$810	$11,400	$—	$15,327	$775,045	$—	$802,582

For a description of the severance benefits to Dr. Bolles in fiscal year 2023, see “Compensation Discussion & Analysis--Transition and Separation Agreement with Former President and Chief Executive Officer.”

Equity Compensation

The following table shows all plan-based awards granted to the Named Executive Officers during fiscal year 2023. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the “Outstanding Equity Awards at Fiscal Year 2023 Year-End” table on the following page.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant	Threshold	Target	Maximum
Name	Date	($)	($)	($)
										(2)
James G. Hall	7/14/2022	—	500,000	1,000,000	—		—		—	—
	7/14/2022						60,000	(4)	9.76	187,746
	8/11/2022				—		150,000	(4)	11.31	543,915
	8/11/2022				45,000	(3)				508,950

John D. Morberg	7/14/2022	—	268,830	537,660	—		—		—	—
	7/14/2022						50,000	(4)	9.76	156,455
	7/14/2022				5,123	(3)				50,000
	8/11/2022						13,000	(4)	11.31	47,139
	8/11/2022				13,500	(3)				152,685

Albert D. Bolles		—	—	—	—		—		—	—

(1)Amounts shown are estimated payouts for fiscal year 2023 to the Named Executive Officers under the 2023 Cash Incentive Award Plan. The target amount is based on a percentage of the individual’s fiscal year 2023 base salary.

(2)The value of an option award is based on the fair value as of the grant date of such award determined pursuant to ASC 718. The assumptions used to calculate the value of stock option awards are set forth under Note 1 and Note 5 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 28, 2023. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of the Common Stock at such date in the future when the option is exercised.

(3)RSU awards provide 100% vesting on the third anniversary of the grant date, subject to continued employment.

(4)Stock option awards provide that 12/36th vests on the first annual anniversary of the grant date and 1/36th vests on each monthly anniversary thereafter. Therefore, all options are fully vested three years after the date of grant and have a seven-year term, subject to continued employment.

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal year 2023.

Outstanding Equity Awards at Fiscal Year 2023 Year End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares Or Units of Stock That Have Not Vested
			(#) (1)	($)	Date	(#) (2)	($) (3)
James G. Hall	8/11/2022	—	150,000	11.31	8/11/2029	45,000	357,300
	7/14/2022	—	60,000	9.76	7/14/2029	—	—
	7/27/2021	45,687	29,313	12.14	7/27/2028	—	—
	7/23/2020	49,568	2,932	9.40	7/23/2027	—	—
	1/7/2020	100,000	—	10.12	1/7/2027	—	—
	7/25/2018	16,875	—	14.35	7/25/2025	—	—
	6/1/2017	75,000	—	14.00	6/1/2024	—	—

John D. Morberg	8/11/2022	—	13,000	11.31	8/11/2029	13,500	107,190
	7/14/2022	—	50,000	9.76	7/14/2029	5,123	40,677
	7/27/2021	39,595	25,405	12.14	7/27/2028	—	—
	1/18/2021	77,666	22,334	10.83	1/18/2028	17,500	138,950

Albert D. Bolles	7/27/2021	100,000	—	12.14	2/10/2025	—	—
	5/27/2020	100,000	—	11.20	2/10/2025	—	—
	5/23/2019	162,000	—	9.35	2/10/2025	—	—

(1)Options granted in fiscal year 2020 or later vest one-third on the first anniversary of the grant date and then 1/36th per month thereafter.
(2)The RSUs vest on the third anniversary of the date of grant, subject to continued employment
(3)Value is based on the closing price of the Common Stock of $7.94 on May 26, 2023 (the last trading day of our fiscal year) as reported on the Nasdaq Global Select Market.
The following table shows all stock options exercised and the value realized upon exercise and the number of stock awards vested and the value realized upon vesting by the Named Executive Officers during fiscal year 2023.

Option Exercises and Stock Vested For Fiscal Year 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
James G. Hall	—	—	10,000	104,200
John D. Morberg	—	—	—	—
Albert D. Bolles	—	—	—	—

(1) The value realized on vesting a stock award is determined by multiplying (a) the number of shares of Common Stock vesting by (b) the market price of our Common Stock on the vesting day.

The following table provides information as of May 28, 2023 regarding the number of shares of Common Stock that may be issued under our equity compensation plans.

Equity Compensation Plan Information

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (1))
Equity compensation plans approved by security holders	2,711,115	$11.01	1,500,969
Equity compensation plans not approved by security holders	—	—	—
Total	2,711,115	11.01	1,500,969

(1) Consists of unvested restricted stock units and unexcercised stock options.

(2) Restricted stock units do not have an exercise price; therefore, this column only reflects the weighted-average exercise price of outstanding stock options.

Pay Versus Performance

Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:

1)     A description of our most important measures that our Compensation Committee used in fiscal year 2023 to link a     measure of pay calculated in accordance with Item 402(v) (referred to as “compensation actually paid”, or “CAP”) to Company performance;

2)     A table that compares the total compensation of our named executive officers’ (also known as NEOs) as presented     in the Summary Compensation Table (“SCT”) to CAP and that compares CAP to specified performance measures; and

3)     Graphs that describe:

•the relationships between CAP and our cumulative total shareholder return (“TSR”), GAAP Net Income, and our Company selected measure, Adjusted EBITDA (defined as EBITDA, excluding restructuring charges, other non-recurring charges, and management fees, and including cost of bonuses); and

•the relationship between our TSR and the TSR of the Nasdaq Industrial Index (“Peer Group TSR”).

Our Most Important Metrics Used for Linking Pay and Performance

As required by Item 402(v), below are the most important metrics linking CAP to performance for fiscal year 2023:

a.Adjusted EBITDA
b.Revenue
c.Stock Price

The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the SCT, the CAP to our PEO (Albert David Bolles, President and Chief Executive Officer from 05/28/2019 to 8/10/2022) and PEO2 (James G. Hall, CEO since 8/10/2022) and on an average basis, our other NEOs (in each case, as determined under SEC rules), our TSR, our net income, and our Company Selected Measure, Adjusted EBITDA.

Pay Versus Performance Table

Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Summary Compensation Table Total for PEO 2	Compensation Actually Paid to PEO 2	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEO's	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income ($M)	Adjusted EBITDA ($M)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2023	$1,341,438	$640,585	$1,764,213	$1,395,472	$927,096	$777,243	$74.41	$116.26	$(99.6)	$7.2
2022	$956,810	$711,502	N/A	N/A	$687,606	$451,471	$92.50	$119.75	$(116.7)	$17.8
2021	$1,131,299	$1,665,818	N/A	N/A	$624,189	$696,568	$112.18	$146.72	$(32.3)	$15.2

(1) The dollar amounts reported in column (b) and (d) are the aggregate amounts of total compensation reported for PEO (Bolles) and PEO2 (Hall) respectively, for each corresponding year in the “Total” column of the SCT. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

(2) The dollar amounts reported in column (c), (e), and (g) represent the amount of CAP, as computed in accordance with SEC rules. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. We do not have a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as dividends are factored into the fair value of the award. Reconciliation of the SCT total compensation and CAP is summarized in the following table:

Fiscal Year		SCT (a)	Grant Date Value of New Awards (b)	Year End Value of New Awards (i)	Change in Value of Prior Awards (ii)	Change in Value of Vested Awards (iii)	Prior Year End Value of Failed to Vest Awards (iv)	CAP
2023	PEO	$1,341,438	$—	$—	$—	$(118,193)	$(582,660)	$640,585
	PEO2	$1,764,213	$(1,240,611)	$900,825	$9,307	$(38,262)	$—	$1,395,472
	NEOs	$927,096	$(406,279)	$321,723	$(22,143)	$(43,154)	$—	$777,243
2022	PEO	$956,810	$(268,616)	$186,013	$60,856	$(223,561)	$—	$711,502
	PEO2	$—	$—	$—	$—	$—	$—	$—
	NEOs	$687,606	$(152,216)	$86,806	$(62,463)	$(42,030)	$(66,233)	$451,471
2021	PEO	$1,131,299	$(141,840)	$480,384	$183,014	$12,961	$—	$1,665,818
	PEO2	$—	$—	$—	$—	$—	$—	$—
	NEOs	$624,189	$(185,062)	$196,183	$40,880	$45,120	$(24,741)	$696,568

(a) The dollar amounts reported in the SCT for the applicable year, plus:
(b) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the SCT for the applicable year plus:
(i-iv) The recalculated value of equity awards for each applicable year including:
(i) Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year;
(ii) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years;
(iii) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in the Current Year and Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year;
(iv) Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year.
(3) The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group in the “Total” column of the SCT in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows:

2023	John D. Morberg
2022	John D. Morberg, James G. Hall, and Timothy Burgess
2021	John D. Morberg, Brian McLaughlin, James G. Hall, Timothy Burgess, and Dawn Kimball

(4) TSR determined in Column (h) is based on the value of an initial fixed investment of $100 as of May 28, 2021.

(5) The Peer Group TSR set forth in this table utilizes the Nasdaq Industrial Index.

Relationship Between CAP and Financial Performance Measures

The graphs below illustrate the relationship between compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our net income, and (iii) our Company Selected Measure, Adjusted EBITDA, in each case, for the fiscal years ended May 30, 2021 to May 28, 2023.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Potential Payments upon Termination or Change in Control

The following describes the potential payments upon termination or change in control, based on the arrangements in effect as of May 28, 2023, the last day of our fiscal year 2023.

The Executive Change in Control Severance Plan (the “Severance Plan”), provides for the payment of cash severance and other benefits to participants in the event of a qualifying termination of employment in connection with a change in control. Mr. Hall is a participant in the Severance Plan. Mr. Morberg is not a participant in the Severance Plan.

Under the Severance Plan, in the event of a termination of Mr. Hall's employment by us without “cause” or by Mr. Hall for “good reason,” in either case, on or within two years following a “change in control”, Mr. Hall will be eligible to receive the following payments and benefits: a cash payment equal to the sum of 1.0 times (i) the then-current annual base salary, plus (ii) the target cash performance bonus for the year in which the termination occurs, to be paid in a lump sum within 60 days following termination; (iii) a cash payment equal to his pro-rated target cash performance bonus for the year in which the termination occurs; (iv) Company-subsidized COBRA premium payments for Mr. Hall and his covered dependents for up to 12 months; and (v) full accelerated vesting of all outstanding Company equity awards, with performance-based awards vesting at target performance values (unless otherwise specified in the applicable award agreement).

If Mr. Hall’s employment with the Company had been terminated without cause or for good reason in connection with a change in control of the company on May 28, 2023, he would have received the benefits under the Severance Plan set forth below.

Name	Cash Severance (1)	Pro-rated Bonus for Year of Termination (2)	Accelerated Vesting of Options (3)	Accelerated Vesting of RSUs (4)	Post-Termination Health Insurance Premiums (5)	Total
James G. Hall	$500,000	1,000,000	$0	$357,300	$39,570	$1,296,870
(1)Reflects the potential payment for Mr. Hall based on 100% of his base salary.
(2)Pro-rated bonus for year of termination is the full target bonus, as well as an additional pro-rated target cash performance because the effective date of the table is the final day of the fiscal year.

(3)The value equals the positive difference, if any, between the option exercise price and the closing price of the Common Stock of $7.94 on May 26, 2023 (the last trading day of our fiscal year) as reported on the Nasdaq Global Select Market, multiplied by the number of options accelerated. For stock options out of the money (exercise price above stock price as of May 28, 2023), there is no value to the acceleration for those options.

(4)The value of accelerated lapse of restricted stock units is determined by multiplying the closing share price of $7.94 on May 28, 2023 (the last trading day of our fiscal year) as reported on the Nasdaq Global Select Market by the number of RSUs whose lapse of restrictions is accelerated.

(5)Twelve months of premiums that would have been paid under COBRA and the Armada Care plan.

If Mr. Hall’s employment with the Company had been terminated without cause or for good reason not in connection with a change of control of the Company, Lifecore would have no further obligations to Mr. Hall other than the obligation to pay to him any earned but unpaid base salary and to provide the other welfare plan or fringe benefits in accordance with the provisions of the applicable plan.

If Mr. Morberg is terminated without cause or if he terminates his employment for good reason (generally, any relocation of Mr. Morberg's place of employment, reduction in salary, reduction in his target bonus amount or material reduction of his duties or authority), Mr. Morberg will receive a cash amount equal to Mr. Morberg’s then-current annual base salary, to be paid in substantially equal installments over the 12-month period following the termination date; a cash payment equal to Mr. Morberg’s pro-rated target cash performance bonus for the year in which the termination occurs; Company-subsidized COBRA premium payments for Mr. Morberg and his covered dependents for up to the maximum period permitted under COBRA; and partial accelerated vesting of all outstanding Company equity awards that would have vested over the one-year period following the termination date (or, if either such termination occurs on or within two years following a “change in control,” full accelerated vesting of all outstanding Company equity awards, with performance-based awards vesting at target performance values, unless otherwise specified in the applicable award agreement).

If Mr. Morberg’s employment with the Company had been terminated without cause or for good reason not in connection with a change of control of the Company on May 28, 2023, Mr. Morberg would have received the following severance benefits under the Morberg Agreement:

Name	Cash Severance (1)	Bonus Payment (2)	Accelerated Vesting of Options (3)	Accelerated Vesting of RSUs (4)	Post-Termination Health Insurance Premiums (5)	Total
John D. Morberg	$448,050	268,830	—	$228,575	$38,614	$968,620

(1)Reflects potential payments based on 100% of base salaries as of May 28, 2023.

(2)Reflects pro-rate portion of Mr. Morberg's target bonus, with 100% earnout since full year completed

(3)The value equals the positive difference, if any, between the option exercise price and the closing price of the Common Stock of $7.94 on May 26, 2023 (the last trading day of our fiscal year) as reported on the Nasdaq Global Select Market, multiplied by the number of options accelerated. For stock options out of the money (exercise price above stock price as of May 28, 2023), there is no value to the acceleration for those options.

(4)The value of accelerated lapse of restricted stock units is determined by multiplying the closing share price of $7.94 on May 26, 2023 (the last trading day of our fiscal year) as reported on the Nasdaq Global Select Market by the number of RSUs whose lapse of restrictions is accelerated.

(5)The maximum amount of premiums that would have been paid under COBRA and the Armada Care plan.

If Mr. Morberg’s employment with the Company had been terminated without cause or for good reason in connection with a change of control of the Company on May 28, 2023, the last day of the 2023 fiscal year, Mr. Morberg would have received the following severance benefits under the Morberg Agreement:

Name	Cash Severance (1)	Bonus Payment (2)	Accelerated Vesting of Options (3)	Accelerated Vesting of RSUs (4)	Post-Termination Health Insurance Premiums (5)	Total
John D. Morberg	$448,050	268,830	—	$286,817	$38,614	$1,026,861

(1)Reflects potential payments based on 100% of base salaries as of May 28, 2023.

(2)Reflects pro-rate portion of Mr. Morberg's target bonus, with 100% earnout since full year completed.

(3)The value equals the positive difference, if any, between the option exercise price and the closing price of the Common Stock of $7.94 on May 26, 2023 (the last trading day of our fiscal year) as reported on the Nasdaq Global Select Market, multiplied by the number of options accelerated. For stock options out of the money (exercise price above stock price as of May 28, 2023), there is no value to the acceleration for those options.

(4)The value of accelerated lapse of restricted stock units is determined by multiplying the closing share price of $7.94 on May 26, 2023 (the last trading day of our fiscal year) as reported on the Nasdaq Global Select Market by the number of RSUs whose lapse of restrictions is accelerated.

(5)Reflects the maximum amount of premiums that would have been paid under COBRA and the Armada Care plan.

Mr. Bolles’ employment was terminated on February 10, 2023, in accordance with the Separation Agreement and in accordance with the Separation Agreement, Mr. Bolles received payments and benefits as more fully described above under “Transition and Separation Agreement with Former President and Chief Executive Officer.”
CEO Pay Ratio

The following table sets forth the ratio of the total compensation of the Company’s CEO for fiscal year 2023, James G. Hall, to that of our median compensated employee for the fiscal year ended May 28, 2023.

CEO total annual compensation	$1,764,213
Median Employee total annual compensation	$70,239
Ratio of CEO to Median Employee total annual compensation	25:1

To determine the CEO’s total annual compensation, we used the amount reported in the 2023 “Total” column of our Summary Compensation Table included in this Proxy Statement. Lifecore has elected to identify its median employee every three years unless a significant change in employee population or employee compensation arrangements has occurred. In determining the median compensated employee, we used base salary and actual bonus as the consistently applied compensation metric to determine the median compensated employee. If this resulted in more than one individual at the median level, we assessed the grant date fair value of standard equity awards for these individuals and selected the employee with the median award value. We calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our Named Executive Officers in the Summary Compensation Table.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures with Respect to Related Party Transactions

Pursuant to its written charter, the Audit Committee, all of whose members are independent directors, reviews, approves and/or ratifies all related party transactions (other than compensation transactions). In reviewing related party transactions, the Audit Committee takes into account factors it deems appropriate, such as whether the related party transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar conditions and the extent of the related party’s interest in the transaction. To identify related party transactions, each year we require our executive officers and directors to complete a questionnaire identifying any transactions between the Company and the respective executive officer or director and their family members or affiliates. Additionally, under the Company’s Code of Ethics, which is included in the Company’s Code of Business Conduct, directors, officers and all other employees and consultants are expected to avoid any relationship, influence or activity that would cause, or even appear to cause, a conflict of interest.

Certain Relationships and Related Transactions

Described below are transactions to which the Company has been or will be a participant since the beginning of our last fiscal year in which:

•the amounts involved exceeded or will exceed $120,000; and

•any of our directors, director nominees, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Securities Purchase Agreement

On November 25, 2022, the Company entered into a Securities Purchase Agreement (the “Wynnefield Purchase Agreement”) with entities affiliated with Wynnefield Capital, Inc. which is controlled by one of the Company’s directors, Nelson Obus (the “Purchasers”). Pursuant to the Wynnefield Purchase Agreement, the Company agreed to sell an aggregate of 627,746 shares of its Common Stock (the “Shares”) for aggregate gross proceeds of approximately $5.0 million (the “Offering”). The purchase price for each Share was $7.97. The Offering closed on November 25, 2022. Pursuant to the Wynnefield Purchase Agreement, the Company granted the Purchasers certain piggyback registration rights and agreed, among other things, to indemnify such parties under any registration statement filed that includes the Shares from certain losses, claims, damages and liabilities.

Series A Preferred Stock Purchase Agreement

On January 9, 2023, the Company simultaneously signed and closed a Preferred Share Purchase Agreement with a group of qualified investors (the “Purchasers”), including, among others, entities controlled by two of the Company’s directors, Christopher Kiper and Nelson Obus, and an entity that employs another of the Company’s directors, Nathaniel Calloway. Pursuant to the Preferred Share Purchase Agreement, the Company issued and sold an aggregate of 38,750 shares of a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, par value $0.001 per share for an aggregate of $38.8 million. Each share of Series A Preferred Stock has the powers, designations, preferences and other rights as are set forth in the Certificate of Designations filed by the Company with the Delaware Secretary of State on January 9, 2023. The Series A Preferred Stock ranks senior to the Company’s Common Stock with respect to dividends, distributions and payments on liquidation, winding up and dissolution.

Upon a liquidation, dissolution, winding up or change of control of the Company, each share of Series A Preferred Stock will be entitled to receive an amount per share of Series A Preferred Stock equal to the greater of (i) the purchase price paid by the Purchaser, plus all accrued and unpaid dividends (the “Liquidation Preference”) and (ii) the amount that the holder of Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) would have been entitled to receive at such time if the Series A Preferred Stock had been converted into Common Stock immediately prior to such liquidation event.

The Holders will be entitled to dividends on the Liquidation Preference at the rate of 7.5% per annum, payable in-kind (“PIK”). The Company may, at its option, pay such dividends in cash from and after the earlier of June 29, 2026, or the termination or waiver of the restriction on cash dividends and/or redemptions that is set forth in the Credit Agreements (as defined in the Certificate of Designations) (such earlier date, the “Applicable Date”). The Holders are also entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis.

Upon certain bankruptcy events, the Company is required to pay to each Holder an amount in cash equal to the Liquidation Preference being redeemed. From and after the Applicable Date, each Holder shall have the right to require the Company to redeem all or any part of the Holder’s Convertible Preferred Stock for an amount equal to the Liquidation Preference.

Each Holder has the right, at its option, to convert its Convertible Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at an initial conversion price equal to $7.00 per share. The conversion price is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events, and is also subject to adjustment in the event of subsequent offerings of Common Stock or convertible securities by the Company for less than the conversion price. Pursuant to the terms of the Certificate of Designations of the Convertible Preferred Stock filed by the Company with the Delaware Secretary of State on January 9, 2023, unless and until approval of the Company’s stockholders is obtained as contemplated by Nasdaq listing rules, no Holder may convert shares of Convertible Preferred Stock through either an optional or a mandatory conversion into shares of Common Stock if and solely to the extent that the issuance of such shares of Common Stock would exceed the Exchange Limit. Additionally, subject to certain exceptions and waiver by each Holder, the Company will not issue any shares of Common Stock to any respective Holder to the extent that such issuance of Common Stock would result in such Holder beneficially owning in excess of the Conversion Limits.

Subject to certain conditions, the Company may from time to time, at its option, require conversion of all or any portion of the outstanding shares of Convertible Preferred Stock to Common Stock if, for at least 20 consecutive trading days during the respective measuring period the closing price of the Common Stock was at least 150% of the conversion price. The Company may not exercise its right to mandatorily convert outstanding shares of Convertible Preferred Stock unless certain liquidity conditions with regard to the shares of Common Stock to be issued upon such conversion are satisfied.

The Holders are entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, subject to certain limitations, including the Conversion Limits.

Additionally, for so long as 30% of the outstanding Convertible Preferred Stock remains outstanding, certain matters will require the approval of the majority of the outstanding Convertible Preferred Stock, voting as a separate class, including (i) amending, altering or repealing any provision of the Certificate of Designations; (ii) amending, altering or repealing any provision of the Company’s Certificate of Incorporation or Bylaws, in each case, in a manner that adversely affects the powers, preferences or rights of the Convertible Preferred Stock; (iii) increasing or decreasing the authorized number of shares of Convertible Preferred Stock (except to provide for the issuance of PIK dividends); (iv) creating (including by reclassification), issuing shares of or increasing the authorized number of shares of any additional class or series of capital stock of the Company unless such class or series rank junior to the Convertible Preferred Stock and are issued at fair market value; (v) purchasing or redeeming or paying, declaring or setting aside any fund for, any dividend or distribution on, any Common Stock or other Junior Stock (as defined in the Certificate of Designations), other than purchases of equity securities of the Company upon the termination of an employee of the Company or any of its subsidiaries in accordance with the terms of such employee’s employment agreement or any equity incentive or similar plan approved by the Board; or (vi) creating, incurring, granting, entering into, permitting, assuming or allowing, directly or indirectly, (a) any indebtedness by the Company (or any of its subsidiaries), excluding equity securities and non-convertible preferred stock (but including convertible debt), at any time when, or as a result of which, the principal amount of the Company’s total outstanding and available indebtedness exceeds $175,000,000, or (b) any lien, charge or other encumbrance on all or substantially all of the Company’s (or any of its subsidiaries’) properties or assets. In addition, for so long as 30% of the outstanding Convertible Preferred Stock remains outstanding, the Holders have the right to nominate two nominees to the Board of Directors.

Immediately following the closing of the Preferred Share Repurchase Agreement, two Series A Preferred Directors, Nathaniel Calloway and Christopher Kiper, were appointed to the Company’s Board of Directors.

Series A Preferred Stock Registration Rights Agreement

On January 9, 2023, in connection with the issuance of the Series A Preferred Stock, the Company and the Holders also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company granted the Holders certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock. The Registration Rights Agreement contains monetary penalties if the registration statement is not declared effective by the SEC within 90 days of the issuance of the Series A Preferred Stock on January 9, 2023, or if earlier, the fifth business day after the SEC notifies the Company that the registration statement is not subject to further review. The Registration Rights Agreement also contains monetary penalties if the Company fails to maintain the effectiveness of the registration statement once deemed effective by the SEC. As of May 28, 2023, the Company has accrued approximately $0.5 million in monetary penalties under the Registration Rights Agreement that was paid in June 2023. As of the date of this Proxy Statement, the Company has incurred approximately $2.0 million in monetary penalties under the Registration Rights Agreement due to delinquent filing of its annual and quarterly reports on Forms 10 and 10-Q, respectively, with the SEC.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon review of the copies of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended May 28, 2023 all Section 16(a) filing requirements applicable to the Company’s officers, directors and holders of more than ten percent of the Company’s Common Stock were satisfied except for one late Form 4 for Wynnefield Capital Inc., filed on January 18, 2023, with respect to three transactions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. We have based these forward-looking statements largely on our current opinions, expectations, beliefs, plans and assumptions about future events and financial trends affecting the operating results and financial condition of our business. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “may,” “will,” “will continue,” “could,” “will likely result,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “predict,” “project,” “expect,” “potential” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or implied by the forward-looking statements. Important factors that could cause such difference include the risks discussed in Part I, Item 1A, “Risk Factors,” included in our Annual Report on Form 10-K for the fiscal year ended May 28, 2023 and in other documents we file from time to time with the SEC. Forward-looking statements speak only as of the date of this Proxy Statement. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

OTHER MATTERS

The Board of Directors knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or via the Internet.

APPENDIX A

NASDAQ BOARD DIVERSITY DISCLOSURE

The matrix below summarizes the self-identified gender and demographic background statistics for the Board. Each of the categories listed in the matrix below has the meaning as it is used in Nasdaq Rule 5606.

Board Diversity Matrix (as of June 21, 2024)

Total number of Directors: 9

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender identity
Directors	1	6	0	2
Part II: Demographic background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	2

APPENDIX B

PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF LIFECORE BIOMEDICAL, INC. AS AMENDED, TO DECLASSIFY THE BOARD OF DIRECTORS

The text of Section Article VI of the Amended and Restated Certificate of Incorporation of Lifecore Biomedical, Inc., as
amended, is hereby amended and restated to read in its entirety as follows:

ARTICLE VI

Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Each director shall be elected at each annual meeting of stockholders and shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, or removal; provided, however, that each director elected at the 2023 annual meeting of stockholders (which was held in 2024) shall hold office for a term expiring at the 2025 annual meeting of stockholders (each, a “Continuing Classified Director”), and any person appointed to fill any vacancy occurring in respect of any Continuing Classified Director shall continue in office for a term expiring at the 2025 annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her death, resignation, or removal. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the term of the directorship in which the vacancy occurred or, in the case of a newly created directorship, until the next annual meeting of stockholders and, in each case, until such director’s successor shall have been elected and qualified, subject to his or her earlier death, resignation, or retirement.

Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Subject to the rights of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the following annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her death, resignation, or removal.

APPENDIX C

LIFECORE BIOMEDICAL, INC. 2019 STOCK INCENTIVE PLAN

AS AMENDED THROUGH MARCH 20, 2024

SECTION 1. INTRODUCTION.

1.1 The Lifecore Biomedical, Inc. (f/k/a Landec Corporation) 2019 Stock Incentive Plan (the “Plan”) will be effective (the “Effective Date”) upon its approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2019 Annual Meeting of Stockholders of the Company. The Plan shall supersede the Existing Equity Plan effective as of the Effective Date such that no further awards shall be made under the Existing Equity Plan on or after such date. However, this Plan shall not, in any way, affect awards under the Existing Equity Plan that are outstanding as of the Effective Date. If the Company’s stockholders do not approve this Plan, no Awards will be made under this Plan and the Existing Equity Plan will continue in effect in accordance with its terms.

1.2 The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Service Providers an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

1.3 The Plan seeks to achieve this purpose by providing for discretionary Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.

1.4 The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions), and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Committee. Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.

SECTION 2. DEFINITIONS.

2.1 “Affiliate” means any entity other than a Subsidiary if the Company and/or one or more Subsidiaries have a controlling interest in such entity. For purposes of the preceding sentence, except as the Committee may otherwise determine subject to the requirements of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1), the term “controlling interest” has the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), provided that the words “at least 50 percent” are used instead of the words “at least 80 percent” each place such words appear in Treas. Reg. §1.414(c)-2(b)(2)(i). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply but any such change shall not be effective for twelve (12) months.

2.2 “Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.

2.3 “Board” means the Board of Directors of the Company, as constituted from time to time.

2.4 “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, (i) a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any applicable tax withholding obligations relating to the Option or (ii) the withholding of that number of Shares otherwise deliverable upon exercise of the Option whose aggregate Fair Market Value is equal to the aggregate Exercise Price.

2.5 “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement to the extent such agreement is in effect at the relevant time, any of the following events: (i) the Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) the Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by the Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) the Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be conclusive and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s Service at any time as provided in Section 12.1, and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

2.6 “Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the first to occur of any of the following: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such transaction is owned by persons who were not stockholders of the Company immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (iii) the direct or indirect sale or exchange in a single transaction or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company to an unrelated person or entity if more than 50% of the combined voting power of the surviving entity’s securities outstanding immediately after such transaction is owned by persons who were not stockholders of the Company immediately prior to such transaction; (iv) a complete liquidation or dissolution of the Company; or (v) a majority of the members of the Board is replaced during any 12-month period with members whose appointment or election is not endorsed by a majority of the members of the Board before the date of appointment or election. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

2.7 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

2.8 “Committee” means a committee described in Section 3.

2.9 “Common Stock” means the Company’s common stock, par value $0.001 per share.

2.10 “Company” means Lifecore Biomedical, Inc. (f/k/a Landec Corporation), a Delaware corporation.

2.11 “Consultant” means an individual who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director; provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the securities of the Company or its Parent, Subsidiary or Affiliates.

2.12 “Director” means a member of the Board who is also an Employee.

2.13 “Disability” means that the Participant is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14 “Effective Date” means the date that the Plan is approved by the Company’s stockholders.

2.15 “Employee” means any individual who is a common law employee of the Company, a Parent, a Subsidiary or an Affiliate.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17 “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

2.18 “Existing Equity Plan” means the Company’s 2013 Stock Incentive Plan.

2.19 “Fair Market Value” means the market price of a Share as determined in good faith by the Committee. Such determination shall be conclusive and binding on all persons. The Fair Market Value shall be determined by the following: (i) if the Shares are admitted to trading on any established national stock exchange or market system, including without limitation the NASDAQ Global Market System, on the date in question, then the Fair Market Value shall be equal to the closing sales price for such Shares as quoted on such national exchange or system on such date; or (ii) if the Shares are admitted to quotation on NASDAQ or are regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the Fair Market Value shall be equal to the mean between the bid and asked prices of the Shares reported for such date.

In each case, the applicable price shall be the price reported in The Wall Street Journal or such other source as the Committee deems reliable; provided, however, that if there is no such reported price for the Shares for the date in question, then the Fair Market Value shall be equal to the price reported on the last preceding date for which such price exists. If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate, consistent with the requirements of Section 409A or Section 422 of the Code, to the extent applicable.

2.20 “Fiscal Year” means the Company’s fiscal year.

2.21 “Grant” means any grant of an Award under the Plan.

2.22 “Incentive Stock Option” or “ISO” means a stock option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

2.23 “Key Service Provider” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

2.24 “Non-Employee Director” means a member of the Board who is not an Employee.

2.25 “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

2.26 “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

2.27 “Optionee” means an individual, estate that holds an Option.

2.28 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

2.29 “Participant” means an individual or estate that holds an Award under the Plan.

2.30 “Performance Goals” means one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more factors (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a Parent, Company, Affiliate, Subsidiary, divisional, line of business, unit, project or geographical basis or in combinations thereof), including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added (“EVA”); (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) regulatory activity; (xxv) manufacturing, production or inventory; (xxvi) mergers and acquisitions or divestitures; and/or (xxvii) financings or refinancings. The Committee may provide that one or more of the Performance Goals applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period that affect the applicable Performance Goals.

2.31 “Performance Period” means any period as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

2.32 “Plan” means this Lifecore Biomedical, Inc. (f/k/a Landec Corporation) 2019 Stock Incentive Plan, as it may be amended from time to time.

2.33 [Reserved]

2.34 “SAR Agreement” means the agreement described in Section 7 evidencing each Award of a Stock Appreciation Right.

2.35 “SEC” means the Securities and Exchange Commission.

2.36 “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

2.37 “Securities Act” means the Securities Act of 1933, as amended.

2.38 “Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate if he or she is an Employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); except that, for purposes of Section 4.7(i) only, a Participant’s Service shall be deemed to terminate if he or she is an Employee and thereafter becomes a Consultant but, for the avoidance of doubt, a Participant’s Service shall not be deemed to terminate if he or she is an Employee and thereafter remains or becomes a Non-Employee Director (even if the Participant is also a Consultant) (it being understood that any post-termination exercise period set forth in Section 4.7(iii) or (iv) shall commence when the Participant ceases to provide Service in any capacity listed herein); provided, however, in all cases that there is no interruption or other termination of Service.

2.39 “Share” means one share of Common Stock.

2.40 “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

2.41 “Stock Grant” means Shares awarded under the Plan.

2.42 “Stock Grant Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Grant.

2.43 “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

2.44 “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

2.45 “Stock Unit Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Unit.

2.46 “Subsidiary” means any corporation (other than the Company) or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the Company and ending with such corporation or other entity. For purposes of the preceding sentence, except as the Committee may otherwise determine subject to the requirements of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1), the term “controlling interest” has the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), provided that the words “at least 50 percent” are used instead of the words “at least 80 percent” each place such words appear in Treas. Reg. §1.414(c)-2(b)(2)(i). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply but any such change shall not be effective for twelve (12) months. A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2.47 “10-Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

3.1 Committee Composition. A Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Company’s Compensation Committee shall be the Committee. If no Committee has been appointed, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

(a) The Committee shall have membership composition which enables it to make awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act.

(b) The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not qualify under Rule 16b-3, that may administer the Plan with respect to Key Service Providers who are not Section 16 Persons, grant Awards under the Plan to such Key Service Providers and determine all terms of such Awards.

3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include, without limitation: (i) selecting Key Service Providers who are to receive Awards under the Plan; (ii) determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards; (iii) correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement; (iv) accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate; (v) interpreting the Plan; (vi) making all other decisions relating to the operation of the Plan; and (vii) adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons. The Committee may delegate (i) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (ii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Committee” will include the person or persons so delegated to the extent of such delegation.

3.3 Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, and of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

4.1 General Eligibility. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible to participate in the Plan.

4.2 Incentive Stock Options. Only Key Service Providers who are Employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Service Provider who is a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

4.3 Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal, “drag-along rights” and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

4.4 Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

4.5 Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards, then such Awards will be subject to the achievement of Performance Goals established by the Committee. Before any Shares underlying an Award or any Award payments are released to a Participant with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied.

4.6 No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a Stockholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued to such person (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

4.7 Termination of Service. Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option and/or SAR as applicable): (i) upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Stock Units shall be settled upon termination; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and/or SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of a Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within six months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within six months after the date of termination of Service. In no event shall an Option or SAR be exercisable following the end of the term of such Option or SAR, as applicable.

4.8 Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Subsidiaries or Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Subsidiaries or Affiliates may be settled in Shares if the Committee so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 5).

4.9 Minimum Vesting Period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable date of Grant, and Awards whose grant or vesting is subject to the satisfaction of Performance Goals shall be subject to a performance period of not less than one year and subject to a vesting period of not less than one year from the applicable date of Grant. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a Change in Control, (ii) a termination of Service due to death or Disability, (iii) a substitute Award granted in connection with a transaction pursuant to Section 11.1 that does not reduce the vesting period of the Award being replaced, (iv) Awards made to Non-Employee Directors who elect to receive such Awards in exchange for cash compensation to which they would otherwise be or become entitled, (v) Awards made to Non-Employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders and which is at least 50 weeks after the immediately preceding year’s annual meeting, and (vi) Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 5.1. For the avoidance of doubt, this Section 4.9 does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award agreement or otherwise.

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS

5.1 Basic Limitation. The aggregate number of Shares reserved for Awards under the Plan shall be equal to (i) 3,059,797 Shares, plus (ii) any Shares that are represented by awards granted under the Company’s 2009 Stock Incentive Plan and 2013 Stock Incentive Plan (each such award, a “Prior Plan Award”) that are forfeited, expire or are cancelled without delivery of Shares or which result in the forfeiture of Shares back to the Company on or after the Effective Date, subject to adjustment pursuant to Section 10, 3,059,797 of which may be issued as ISOs. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares. To the extent the Company grants any awards under the Plan between March 20, 2024 and the effective date of the Plan amendment proposed at the 2023 Annual Meeting of Stockholders, the available share reserve under the Plan (if the amendment is approved) will be reduced by the number of shares that the Company grants under the Plan, if any, during such period.

5.2 Additional Shares. If Awards expire, are forfeited or are terminated for any reason before being exercised or becoming vested or if the Awards are settled in cash, then the Shares underlying such Awards shall again become available for Awards under the Plan. SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Shares authorized for grant under Section 5.1: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price or purchase price of an Award or Prior Plan Award; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award; (iii) Shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Shares issued in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction shall not reduce the number of Shares available for issuance under the Plan.

5.3 Dividend Equivalents. Any dividend equivalents distributed as Shares under the Plan shall be applied against the number of Shares available for Awards. Dividend equivalents distributed as cash shall have no impact on the number of Shares available for Awards.

5.4 Share Limits.

(a) Limits on Options. No Key Service Provider shall receive Options to purchase Shares during any Fiscal Year covering in excess of 500,000 Shares.

(b) Limits on SARs. No Key Service Provider shall receive Awards of SARs during any Fiscal Year covering in excess of 500,000 Shares.

(c) Limits on Stock Grants and Stock Units. No Key Service Provider shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 250,000 Shares.

(d) Limits on Awards to Non-Employee Directors. Notwithstanding sub-sections (a), (b) and (c) above, the maximum dollar value of Awards (calculated based on grant date fair value for financial reporting purposes) granted in any Fiscal Year to any individual Non-Employee Director shall not exceed $350,000. The Committee may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

6.1 Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO. No dividends or dividend equivalents will be paid with respect to Options.

6.2 Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 10.

6.3 Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Stockholders) on the date of Grant.

6.4 Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable; provided that the vesting limitations set forth in Section 4.9 shall apply. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed seven years from the date of Grant (five years from the date of Grant for ISO grants to 10-Percent Stockholders). A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. Unless the Committee expressly provides otherwise, no Stock Option will be deemed to have been exercised until the Committee receives a notice of exercise (in form acceptable to the Committee) which may be an electronic notice, signed (including electronic signature in form acceptable to the Committee) by the appropriate person and accompanied by any payment required under the Award. A Stock Option exercised by any person other than the Participant will not be deemed to have been exercised until the Committee has received such evidence as it may require that the person exercising the Award has the right to do so.

6.5 Payment for Option Shares. The Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

(a) Surrender of Stock. Payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings). Such Shares shall be valued at their Fair Market Value.

(b) Cashless Exercise. Payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(c) Other Forms of Payment. Payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 6.5. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 6.5.

6.6 Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything in the Plan to the contrary, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

6.7 Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and for no consideration and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

7.1 SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation. No dividends or dividend equivalents will be paid with respect to SARs.

7.2 Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 10.

7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable; provided that the vesting limitations set forth in Section 4.9 shall apply. The SAR Agreement shall also specify the term of the SAR which shall not exceed seven years from the date of Grant. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service.

7.5 Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after the Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

7.6 Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything in the Plan to the contrary, no modification of a SAR shall, without the consent of the Participant, materially impair his or her rights or obligations under such SAR.

7.7 Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only for no consideration and to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 8. TERMS AND CONDITIONS FOR STOCK GRANTS.

8.1 Time, Amount and Form of Awards. Awards under this Section 8 may be granted in the form of a Stock Grant.

8.2 Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.

8.3 Payment for Stock Grants. Stock Grants may be issued with or without cash consideration under the Plan.

8.4 Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Vesting shall occur in full or in installments upon satisfaction of the conditions specified in the Stock Grant Agreement, which may include Performance Goals pursuant to Section 4.5; provided that the vesting limitations set forth in Section 4.9 shall apply. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

8.5 Assignment or Transfer of Stock Grants. Except as provided in the applicable Stock Grant Agreement and then only for no consideration and to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8.5 shall be void. However, this Section 8.5 shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.

8.6 Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders; provided that any dividend payable with respect to such Stock Grant shall not be paid to the holder until the holder’s interest in such Stock Grant becomes non-forfeitable. A Stock Grant Agreement may require that any cash dividends be deemed to be reinvested in additional Shares subject to the Stock Grant (based on the Fair Market Value of a Share on the applicable dividend payment date). Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

8.7 Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Grants or may accept the cancellation of outstanding Stock Grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Grant shall, without the consent of the Participant, materially impair his or her rights or obligations under such Stock Grant.

SECTION 9. TERMS AND CONDITIONS OF STOCK UNITS.

9.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

9.2 Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with Section 10.

9.3 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.4 Vesting Conditions. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4.5; provided that the vesting limitations set forth in Section 4.9 shall apply. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

9.5 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding; provided that such dividend equivalents shall not be paid to the holder until the holder’s interest in the underlying Stock Unit becomes non-forfeitable. Dividend equivalents may be converted into additional Stock Units subject to the same conditions as the Stock Units with respect to which the dividend equivalents relate. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with an exemption from, or compliance with, the requirements of Section 409A of the Code.

9.6 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 10.

9.7 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

9.8 Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Unit shall, without the consent of the Participant, materially impair his or her rights or obligations under such Stock Unit.

9.9 Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement and then only for no consideration and to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9.9 shall be void. However, this Section 9.9 shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

SECTION 10. PROTECTION AGAINST DILUTION.

10.1 Basic Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence that constitutes an equity restructuring within the meaning of FASB ASC 718, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of: (i) the number of Shares and the kind of shares or securities available for future Awards under Section 5; (ii) the limits on Awards specified in Section 5; (iii) the number of Shares and the kind of shares or securities covered by each outstanding Award; or (iv) the Exercise Price under each outstanding SAR or Option. References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10. Unless the Committee determines otherwise, any adjustments hereunder shall be done on terms and conditions consistent with Section 409A of the Code.

10.2 Certain Other Adjustments. The Committee may also make adjustments of the type described in Section 10.1 above to take into account distributions to stockholders other than those provided for in Section 10.1, including, without limitation, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code and the requirements of Section 409A of the Code, where applicable.

10.3 Participant Rights. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 10 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

10.4 Fractional Shares. Any adjustment of Shares pursuant to this Section 10 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 11. EFFECT OF A CHANGE IN CONTROL.

11.1 Default Vesting Provisions. Unless otherwise provided for in an individual Award agreement or employment agreement, and except to the extent that an Award meeting the requirements of Section 11.2(a) (a “Replacement Award”) is provided to the Participant to replace an existing Award (the “Replaced Award”), upon a Change in Control, all then-outstanding Awards shall vest in accordance with paragraphs (a) and (b) of this Section 11.1.

(a) Outstanding Awards that are Subject Solely to a Service Vesting Condition. Upon a Change in Control, subject to Section 11.3, a Participant’s then-outstanding Awards as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company shall become fully vested and shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award agreement upon or within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code).

(b) Outstanding Awards that are Subject to a Performance Vesting Condition. Upon a Change in Control, subject to Section 11.3, a Participant’s then-outstanding Awards as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed achieved based on the greater of (i) target performance and (ii) actual performance as determined by the Committee through the date of the Change in Control (unless the Committee determines that measurement of actual performance cannot reasonably be assessed, in which case performance shall be deemed achieved based on target performance). Such Awards shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award Agreement upon or within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code).

11.2 Definition of Replacement Award.

(a) An Award shall qualify as a Replacement Award if: (i) it is of the same type as the Replaced Award (or, it is of a different type as the Replaced Award, provided that the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has an intrinsic value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (iv) its terms and conditions comply with Section 11.2(b); (v) vesting conditions continue on the same terms as set forth in the Replaced Award, provided that any performance-based vesting conditions shall be deemed to be satisfied at the greater of (A) target performance and (B) actual performance as determined by the Committee through the date of the Change in Control (unless the Committee determines that measurement of actual performance cannot reasonably be assessed, in which case performance shall be deemed achieved based on target performance); and (vi) its other terms and conditions are not less favorable to the holder of the Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 11.2(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are Options or SARs by reference to either their intrinsic value or their fair value.

(b) Upon an involuntary termination of service of a Participant by the Company or its successor other than for Cause within two years following the Change in Control, all Replacement Awards held by the Participant shall become fully vested and free of restrictions. Replacement Awards in the form of (i) Options or SARs shall remain fully exercisable according to the terms of the applicable Award agreement, and (ii) other Awards shall be paid or settled upon or within thirty (30) days of such Participant’s termination of service. Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation subject to Section 409A of the Code, settlement of such Award shall be made pursuant to its original schedule if necessary to comply with Section 409A of the Code.

11.3 Cashout of Awards.

(a) Unless otherwise provided for in an Award agreement and subject to the requirements of Section 11.1, in the event of a Change in Control, with respect to any outstanding Option or SAR, the Committee shall have discretion to cause a cash payment to be made to the person who then holds such Option or SAR, in lieu of the right to exercise such Option or SAR or any portion thereof. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the amount by which (i) the aggregate fair market value (on the date of the Change in Control) of the Shares that are subject to such Option or SAR exceeds (ii) the aggregate Exercise Price under such Option or SAR. If the aggregate fair market value (on the date of the Change in Control) of the Shares that are subject to such Option or SAR is less than the aggregate Exercise Price or Grant Price (as applicable) of such Shares under such Option or SAR, such Option or SAR shall be cancelled without any payment.

(b) Unless otherwise provided for in an Award agreement and subject to the requirements of Section 11.1, in the event of a Change in Control, with respect to an Award (other than an Option or SAR) that would otherwise be payable in Shares, the Committee shall have discretion to cause the payment of such Award to be made in cash instead of Shares. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the aggregate Fair Market Value, on the date of the Change in Control, of the Shares that would otherwise then be payable under such Award.

(c) In the event the terms of a transaction impose an escrow, holdback, earnout or similar condition on payments to shareholders of the Company, the Committee may, in its discretion, require that amounts payable to Participants under or with respect to any Award in connection with such transaction also be subject to escrow, holdback, earnout or similar conditions on similar terms and conditions as such provisions apply to the shareholders of the Company, provided, however, that any such payments are required to be made by the fifth anniversary of such transaction or otherwise comply with Section 409A of the Code.

SECTION 12. LIMITATIONS ON RIGHTS.

12.1 Participant Rights. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant will be deemed to have agreed to the terms of the Award and the Plan, and expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose. The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Consultant or Director. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Service for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

12.2 Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a Stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 10.

12.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

12.4 Section 409A. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and the Plan and such Awards shall be construed accordingly. Granted Awards may be modified at any time, in the Committee’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code, so long as such modification does not result in a reduction in value to the applicable Participant (unless the Participant consents in writing to such modification). Notwithstanding anything to the contrary in the Plan, neither the Company, any Subsidiary, nor the Board, nor any person acting on behalf of the Company, any Subsidiary, or the Board, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 409A of the Code.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of an Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to an Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.

12.5 Additional Restrictions. The Committee may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Subsidiaries or Affiliates with respect to non-competition, nonsolicitation or confidentiality. Without limiting the generality of the foregoing, the Committee may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with any Company policy or Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section or any other applicable law or regulation.

SECTION 13. WITHHOLDING TAXES.
13.1 General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

13.2 Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to have the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired in satisfaction of all or a part of his or her withholding or income tax obligations (but not in excess of the maximum statutory withholding rate). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.

SECTION 14. DURATION AND AMENDMENTS.

14.1 Term of the Plan. The Plan shall become effective upon its approval by Company stockholders. The Plan shall terminate on the seventh anniversary of the Effective Date and may be terminated on any earlier date pursuant to this Section 14, but previously granted Awards may continue beyond that date in accordance with their terms.

14.2 Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. Any such termination of the Plan, or any amendment thereof, shall not impair in any material respect any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent such approval is required by applicable laws, regulations or rules (including the Code and applicable stock exchange requirements).

14.3 Except as contemplated by Section 10 or 11 of the Plan, the Administrator may not, without obtaining stockholder approval, (a) amend the terms of outstanding Options or SARs to reduce the Exercise Price per Share of such Options or SARs, or (b) cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price per Share that is less than the Exercise Price per Share of the original Options or SARs.

SECTION 15. WAIVER OF JURY TRIAL

By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

APPENDIX D

PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF LIFECORE BIOMEDICAL, INC., AS AMENDED, TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF
COMMON STOCK

The text of Article IV of the Amended and Restated Certificate of Incorporation of Lifecore Biomedical, Inc., as amended, is hereby amended and restated to read in its entirety as follows:

ARTICLE IV

(A)     The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is One Hundred Two Million (102,000,000) each with a par value of $0.001 per share. The number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000), and the number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000).

(B)     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware and within the limitations and restrictions stated in this Certificate of Incorporation (the “Certificate of Incorporation”), to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

SCAN TO
VIEW MATERIALS & VOTE

LIFECORE BIOMEDICAL, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 14, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LFCR2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 14, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54365-Z88193 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIFECORE BIOMEDICAL, INC.

PROXY CARD FOR SERIES A PREFERRED STOCK

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. To approve the amendment of Article VI of the Amended and Restated Certificate of Incorporation of Lifecore Biomedical, Inc., as amended (the "Charter"), to provide for the phased in declassification of the Board of Directors.	☐	☐	☐

Nominees:	For	Against	Abstain
2a. Raymond Diradoorian	☐	☐	☐
2b. Paul Josephs	☐	☐	☐
2c. Joshua E. Schechter	☐	☐	☐

ONLY HOLDERS OF SERIES A PREFERRED STOCK MAY VOTE TO ELECT THE SERIES A PREFERRED DIRECTOR, AS FURTHER DESCRIBED IN THE PROXY STATEMENT.

If you are a holder of Series A Preferred Stock, the Board of Directors recommends you vote FOR the following nominee to serve as Series A Preferred Director:

	For	Against	Abstain
2d. Jason Aryeh	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
6. To approve a non-binding advisory proposal on the frequency of future advisory votes to approve the Company's named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
7. To approve the amendment of Article VI of the Charter to increase the number of authorized shares of common stock.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please note there are two proxy cards, one for holders of Common Stock and one for holders of Series A Preferred Stock. Stockholders who receive a Common Stock proxy card and a Series A Preferred Stock proxy card must vote the shares represented by each card separately.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders' Meeting to be held on August 15, 2024:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V54366-Z88193

LIFECORE BIOMEDICAL, INC.

2023 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints John Morberg, with full power of substitution, as proxy and attorney in fact, in the name of the undersigned, to attend the 2023 Annual Meeting of Stockholders of Lifecore Biomedical, Inc., a Delaware corporation ("Lifecore" or the "Company"), to be held on August 15, 2024, at 10:30 a.m. Central Time, online at www.virtualshareholdermeeting.com/LFCR2023, or any adjournment or postponement thereof, and to vote the number of shares of the Company's capital stock that the undersigned would be entitled to vote, and with all power the undersigned would possess, if personally present, as specified on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO SUCH DIRECTIONS ARE MADE, WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS, FOR PROPOSALS 1, 3, 4, 5 AND 7, 1 YEAR FOR PROPOSAL 6, AND AS SAID PROXY HOLDER DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE

LIFECORE BIOMEDICAL, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 14, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LFCR2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 14, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54367-Z88193 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LIFECORE BIOMEDICAL, INC.

PROXY CARD FOR COMMON STOCK

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To approve the amendment of Article VI of the Amended and Restated Certificate of Incorporation of Lifecore Biomedical, Inc., as amended (the "Charter"), to provide for the phased in declassification of the Board of Directors.	☐	☐	☐
2. To elect three non-Series A Preferred Directors, as described in the Proxy Statement, for a term expiring at the 2025 annual meeting of stockholders and until their successors are duly elected and qualified.			
Nominees:	**For**	**Against**	**Abstain**
2a. Raymond Diradoorian	☐	☐	☐
2b. Paul Josephs	☐	☐	☐
2c. Joshua E. Schechter	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
3. Ratification of the appointment of BDO USA, P.C. as the Company's independent registered public accounting firm for the fiscal year ending May 26, 2024.	☐	☐	☐
4. To approve a non-binding advisory proposal on the executive compensation of the Company's named executive officers, as described in the Proxy Statement.	☐	☐	☐
5. To approve an amendment to the Company's 2019 Stock Incentive Plan, including an increase in the number of shares authorized for issuance thereunder by 300,000 shares of common stock.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
6. To approve a non-binding advisory proposal on the frequency of future advisory votes to approve the Company's named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
7. To approve the amendment of Article VI of the Charter to increase the number of authorized shares of common stock.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please note there are <u>two</u> proxy cards, one for Common Stockholders and one for Series A Preferred Stockholders. Stockholders who receive a Common Stock proxy card <u>and</u> a Series A Preferred Stock proxy card must vote the shares represented by each card <u>separately</u>.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders' Meeting to be held on August 15, 2024:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V54368-Z88193

LIFECORE BIOMEDICAL, INC.

2023 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints John Morberg, with full power of substitution, as proxy and attorney in fact, in the name of the undersigned, to attend the 2023 Annual Meeting of Stockholders of Lifecore Biomedical, Inc., a Delaware corporation ("Lifecore" or the "Company"), to be held on August 15, 2024, at 10:30 a.m. Central Time, online at www.virtualshareholdermeeting.com/LFCR2023, or any adjournment or postponement thereof, and to vote the number of shares of the Company's capital stock that the undersigned would be entitled to vote, and with all power the undersigned would possess, if personally present, as specified on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO SUCH DIRECTIONS ARE MADE, WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS, FOR PROPOSALS 1, 3, 4, 5 AND 7, 1 YEAR FOR PROPOSAL 6, AND AS SAID PROXY HOLDER DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE